As filed with the Securities and Exchange Commission on January 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAITR HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	26-3828008
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

1-800-661-903

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Joel L. Rubinstein Jonathan P. Rochwarger Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700 Fax: (212) 294-4700	Colin Diamond Rupa Briggs White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200 Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.0001 per share	4,500,000(1)(2)	$11.86(3)	$53,370,000(3)	$6,468.44
Warrants to purchase common stock	8,750,000(5)	N/A	N/A	N/A(6)

(1)

Represents the maximum number of shares of common stock of the registrant that may be issued directly to (i) holders of warrants who tender their warrants pursuant to the Offer (as defined below) and (ii) holders of warrants who do not tender their warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive shares of common stock of the registrant in the event the registrant exercises its right to convert the warrants into shares of common stock.

(2)

Pursuant to Rule 416 under the Securities Act (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $11.86 which is the average of the high and low prices of the common stock on January 22, 2019, on The Nasdaq Global Select Market.

(4)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001212.
(5)	Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment (as defined below).
(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

This registration statement shall hereinafter become effective in accordance with the provisions of Section 8(a) of the Securities Act.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED JANUARY 25, 2019

PROSPECTUS/OFFER TO EXCHANGE

WAITR HOLDINGS INC.

Offer to Exchange Warrants to Acquire Shares of Common Stock

of

Waitr Holdings Inc.

for

Shares of Common Stock of Waitr Holdings Inc.

and

Consent Solicitation

THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME, ON FEBRUARY 22, 2019, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.

Terms of the Offer and Consent Solicitation

Until the Expiration Date (as defined below), we are offering to the holders of our publicly traded warrants (the “public warrants”) to purchase shares of common stock, par value $0.0001 per share (“common stock”), of Waitr Holdings Inc. (the “Company”) the opportunity to receive 0.18 shares of common stock in exchange for each of our outstanding public warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).

The Offer is being made to all holders of our public warrants, which were originally issued in connection with our initial public offering on June 1, 2016 (the “IPO”). The public warrants are governed by the warrant agreement, dated as of May 25, 2016 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company. Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “WTRH,” and our public warrants are quoted on the OTC Pink marketplace maintained by OTC Market Groups, Inc. (“OTC Pink”) under the symbol “WTRHW.” As of January 25, 2019, 25,000,000 public warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 4,500,000 shares of our common stock in exchange for the public warrants.

Each warrant holder whose public warrants are exchanged pursuant to the Offer will receive 0.18 shares of our common stock for each public warrant tendered by such holder and exchanged. No fractional shares of common stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common stock on Nasdaq on the last trading day of the Offer Period (as defined below). Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants.

Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the public warrants to amend the Warrant Agreement (the “Warrant Amendment”), which governs all of the public warrants, to permit the Company to require that each public warrant that is outstanding upon the closing of the Offer be converted into 0.162 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 65% of the outstanding public warrants. You may not consent to the Warrant Amendment without tendering your public warrants in the Offer and you may not tender your public warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent relating to the public warrants, and therefore by tendering your public warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the public warrants you have tendered in the Offer.

The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”). The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Standard Time, on February 22, 2019, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered public warrants to the holders (and the consent to the Warrant Amendment will be revoked).

You may tender some or all of your public warrants into the Offer. If you elect to tender public warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender public warrants, you may withdraw your tendered public warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered public warrants that are not accepted by us for exchange by March 22, 2019, may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange. If you withdraw the tender of your public warrants, your consent to the Warrant Amendment will be withdrawn as a result.

Public warrants not exchanged for shares of our common stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the public warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, we intend to require the conversion of all outstanding public warrants to shares of common stock as provided in the Warrant Amendment.

The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on Form S-4 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the shares of common stock issuable upon exchange of the public warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.

Our board of directors has approved the Offer and Consent Solicitation. However, neither we nor any of our management, our board of directors, or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether holders of public warrants should tender public warrants for exchange in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Each holder of a public warrant must make its own decision as to whether to exchange some or all of its public warrants and consent to the Warrant Amendment.

All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Toll-Free: 1-877-547-6340

All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: WTRH.info@morrowsodali.com

We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to public warrant holders.

The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section entitled “Risk Factors” beginning on page 15 of this Prospectus/Offer to Exchange.

Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.

Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your public warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of the public warrants for exchange.

The dealer manager for the Offer and Consent Solicitation is:

Jefferies

This Prospectus/Offer to Exchange is dated January 25, 2019.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE

This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form S-4 with the U.S. Securities and Exchange Commission. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company, common stock and public warrants, and the financial statements and the notes that are incorporated by reference in this Prospectus/Offer to Exchange and any applicable prospectus supplement.

You should rely only on the information contained in and incorporated by reference in this Prospectus/Offer to Exchange and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. If anyone makes any recommendation or representation to you, or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in or incorporated by reference in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context requires otherwise, in this Prospectus/Offer to Exchange, we use the terms “the Company”, “our company,” “we,” “us,” “our,” and similar references to refer to Waitr Holdings Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus/Offer to Exchange and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements including, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance;

•	the expected benefits from being a public company;

•	the expected benefits and synergies from the Bite Squad Merger;

•	the markets in which we operate;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that our recent business combination and/or the Bite Squad Merger disrupts current plans and operations;

•

the ability to recognize the anticipated benefits of our recent business combination and the Bite Squad Merger, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the integration of Bite Squad into our business;

•	changes in applicable laws or regulations;

•	fluctuations in the U.S. and/or global stock markets;

•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;

•	the approval of the Warrant Amendment and our ability to require that all outstanding public warrants be exchanged for common stock;

•

the exchange of public warrants for common stock pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders;

•	the lack of a third-party determination that the Offer or the Consent Solicitation is fair to holders of the public warrants; and

•

other risks and uncertainties described in this Prospectus/Offer to Exchange under “Risk Factors” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

“Active Diners” means the number of diner accounts from which an order has been placed through the Platforms during the past twelve months (as of the end of the relevant period).

“Apps” means the Waitr App and the Bite Squad App.

“Average Daily Orders” means the number of Orders during the period divided by the number of days in that period.

“Bite Squad” means BiteSquad.com, LLC, a Minnesota limited liability company.

“Bite Squad App” means Bite Squad’s mobile phone application through which diners order food and beverages from restaurants for takeout and delivery.

“Bite Squad Merger” means the transactions contemplated by the Bite Squad Merger Agreement, including the merger of Bite Squad with and into Bite Squad Merger Sub, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability company Act as a wholly-owned, indirect subsidiary of the Company.

“Bite Squad Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 11, 2018, by and among the Company, Bite Squad and Bite Squad Merger Sub.

“Bite Squad Merger Sub” means Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Bite Squad Platform” means the Bite Squad App and the Bite Squad Website.

“Bite Squad Website” means Bite Squad’s website through which diners order food and beverages from restaurants for takeout and delivery

“business combination” means the transactions contemplated by the Merger Agreement consummated on November 15, 2018, including the merger of Waitr with and into Merger Sub with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Board” means the board of directors of the Company.

“Bylaws” means our second amended and restated bylaws as currently in effect.

“Charter” means our third amended and restated certificate of incorporation as currently in effect.

“Class F common stock” means the Class F common stock, par value $0.0001 per share, that was converted into common stock at the closing of the business combination.

“Closing” means the closing of the business combination.

“Closing Date” means November 15, 2018, the closing date of the business combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Waitr Holdings Inc., a Delaware corporation (formerly known as Landcadia Holdings, Inc.).

“Convertible Notes” means the $60,000,000 aggregate principal amount of convertible promissory notes issued to the Luxor Parties pursuant to the Convertible Notes Agreement.

“Convertible Notes Agreement” means that certain credit agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among the Company, as borrower, various lenders and Luxor Capital, as administrative agent and lead arranger.

“Consent Solicitation” means the solicitation of consent from the holders of the public warrants to approve the Warrant Amendment.

“Credit Agreement” means that certain credit and guaranty agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among Merger Sub, as borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Merger Sub, as guarantors, various lenders and Luxor Capital, as administrative agent, collateral agent and lead arranger.

“Debt Facility” means the $67,500,000 senior secured first priority term loan facility provided to Merger Sub pursuant to the Credit Agreement.

“Debt Financings” means the Convertible Notes and the Debt Facility.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means 11:59 p.m., Eastern Standard Time on February 22, 2019.

“Gross Food Sales” means total food and beverage sales, sales taxes, prepaid gratuities and delivery fees processed through the Platforms during a given period.

“IPO” means the Company’s initial public offering of units, which closed on June 1, 2016.

“Landcadia” means the Company prior to the Closing.

“Letter of Transmittal and Consent” means the letter of transmittal and consent (as it may be supplemented and amended from time to time) related to the Offer and Consent Solicitation.

“Luxor Capital” means Luxor Capital Group, LP.

“Luxor Parties” means Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.

“Luxor Warrants” means the four warrants exercisable for 384,615 shares of common stock issued to the Luxor Parties in connection with the Credit Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 16, 2018, by and among the Company, Merger Sub and Waitr, pursuant to which, on the terms and conditions contained therein, Waitr merged with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Merger Sub” means Waitr Inc. (formerly known as Landcadia Merger Sub, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company.

“Nasdaq” means the Nasdaq Global Select Market.

“Offer” means the opportunity to receive 0.18 shares of common stock in exchange for each of our outstanding public warrants.

“Offer Period” means the period during which the Offer and Consent Solicitation is open, giving effect to any extension.

“Orders” means the number of revenue-generating transactions placed by customers on the Platforms during the relevant period.

“OTC Pink” means the OTC Pink marketplace maintained by OTC Market Groups, Inc.

“Proxy Statement” means the definitive proxy statement on Schedule 14A, filed with the SEC by the Company on November 1, 2018.

“Platforms” means the Waitr Platform and the Bite Squad Platform.

“public warrants” means the 25,000,000 redeemable warrants included in the units issued in our IPO, each of which is exercisable for one-half of one share of common stock at an exercise price of $5.75 per one-half share, in accordance with its terms.

“Restaurant Partners” means the number of restaurants that have executed a definitive agreement to join the Platforms, as of the end of the period.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means Fertitta Entertainment, Inc., a Texas corporation, and Jefferies Financial Group, Inc., a New York corporation.

“units” means the units of the Company sold in its IPO.

“warrants” are to the public warrants and the Luxor Warrants.

“Waitr” means Waitr Incorporated, a Louisiana corporation, which merged with and into Merger Sub at the Closing, with Merger Sub surviving the merger in accordance with the DGCL as a wholly-owned indirect subsidiary of the Company.

“Waitr App” means the Waitr mobile phone application through which diners order food and beverages from restaurants for takeout and delivery.

“Waitr Platform” means the Waitr App and the Waitr Website.

“Waitr Website” means the Company’s website through which diners order food and beverages from restaurants for takeout and delivery.

“Waitr securityholders” means the former holders of Waitr’s securities or options that received securities of the Company at the Closing pursuant to the Merger Agreement.

“Warrant Agreement” means that Warrant Agreement, dated as of May 25, 2016, by and between the Company and Continental Stock Transfer & Trust Company.

“Warrant Amendment” means the amendment to the Warrant Agreement permitting the Company to require that each outstanding public warrant be converted into 0.162 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer.

SUMMARY

In this Prospectus/Offer to Exchange, unless otherwise stated, the terms “the Company,” “we,” “us” or “our” refer to Waitr Holdings Inc. and its subsidiaries.

The Offer and Consent Solicitation

This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in or incorporated by reference in this Prospectus/Offer to Exchange or in the documents included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section entitled “Where You Can Find Additional Information”).

Summary of The Offer and Consent Solicitation

The Company	We operate an online ordering and delivery platform that enables consumers to discover and order meals from local restaurants, powered by our team of delivery drivers. We facilitate ordering of food and beverages by diners from restaurants for takeout and delivery primarily through our mobile phone application and our website. Our differentiated business model is the three-sided marketplace, enabled by its purpose-built platform, serving restaurants, drivers and diners. We have established a leading position in nearly all of the markets in which we operate in terms of number of restaurants available on our platform in each market, determined from our management’s assessment of the number of restaurants available on competing platforms in those same markets. We currently operate in small and medium sized markets across the United States.

On January 17, 2019, we completed the Bite Squad Merger, pursuant to which Bite Squad became a wholly-owned, indirect subsidiary of the Company. In connection with the Bite Squad Merger, on January 17, 2019, we amended the Credit Agreement to provide for additional term loans in the aggregate principal amount of approximately $42.1 million, a portion of which was used to finance the Bite Squad Merger, with the remainder to be used for general corporate purposes.

Corporate Contact Information	Our principal executive offices are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601. Our telephone number is 1-800-661-9036. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part.

Warrants that qualify for the Offer	As of January 25, 2019, we had outstanding 25,000,000 public warrants, each exercisable for one-half of one share of our common stock at a price of $5.75 per one-half share, subject to adjustments pursuant to the Warrant Agreement. The public warrants were originally issued in connection with our IPO. Pursuant to the Offer, we are offering up to an aggregate of 4,500,000 shares of our common stock in exchange for all of the outstanding public warrants.

Under the Warrant Agreement, we may call the public warrants for redemption at our option:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of our common stock equals or exceeds $18.00 per share (subject to adjustment pursuant to the Warrant Agreement) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders, provided that there is an effective registration statement covering the shares of common stock issuable upon exercise of the public warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period or the Company has elected to require the exercise of public warrants on a “cashless basis”.

The public warrants expire on November 15, 2023.

Market Price of Our Common Stock	Our common stock is listed on Nasdaq under the symbol “WTRH,” and the public warrants are quoted on OTC Pink under the symbol “WTRHW.” See “The Offer and Consent Solicitation — Market Price, Dividends and Related Shareholder Matters.”

The Offer	Each warrant holder who tenders public warrants for exchange pursuant to the Offer will receive 0.18 shares of our common stock for each public warrant so exchanged. No fractional shares of common stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common stock on Nasdaq on the last trading day of the Offer Period. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants.

Holders of the public warrants tendered for exchange will not have to pay any of the exercise price for the tendered public warrants in order to receive shares of common stock in the exchange.

The shares of common stock issued in exchange for the tendered public warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.

The Offer is being made to all public warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

The Consent Solicitation	In order to tender public warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the public warrants as set forth in the Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit the Company to require that all public warrants that are outstanding upon the closing of the Offer be converted into shares of common stock at a ratio of 0.162 shares of common stock per public warrant (a ratio which is 10% less than the exchange ratio applicable to the Offer). Upon such conversion, no public warrants will remain outstanding.

Purpose of the Offer and Consent Solicitation	The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the public warrants, thereby providing us with more flexibility for financing our operations in the future. See “The Offer and Consent Solicitation — Background and Purpose of the Offer and Consent Solicitation.”

Offer Period	The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on February 22, 2019, or such later time and date to which we may extend. All public warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.

If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered public warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation — General Terms — Offer Period.”

Amendments to the Offer and Consent Solicitation	We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of common stock issued for every public warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “The Offer and Consent Solicitation — General Terms — Amendments to the Offer and Consent Solicitation.”

Conditions to the Offer and Consent Solicitation	The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered public warrants. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least 65% of the outstanding public warrants (which is the minimum number required to amend the Warrant Agreement). We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation.”

Withdrawal Rights	If you tender your public warrants for exchange and change your mind, you may withdraw your tendered public warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section entitled “The Offer and Consent Solicitation — Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered public warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered public warrants that are not accepted by us for exchange by March 22, 2019 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.

Participation by Directors, Executive Officers and Affiliates

Luxor Capital, which is a lender under our Credit Agreement and a holder of Convertible Notes, Luxor Warrants and shares of our common stock, is the also beneficial owner of 2,056,650 public warrants and has indicated to us that it intends to tender such warrants pursuant to the Offer. Jonathan Green, a member of our board of directors, is an employee of Luxor Capital and is a beneficial owner of 748,582 public warrants held by Luxor Capital. None of our other directors, executive officers or affiliates are required to or have indicated that they will participate in the Offer. In addition, David Pringle, our Chief Financial Officer, is the beneficial owner of 100 public warrants and has indicated to us that he intends to tender such warrants pursuant to the Offer. None of our other directors, executive officers or affiliates beneficially owns any public warrants as of the date of this Offer and Consent Solicitation. See “The Offer and Consent Solicitation — Interests of Directors, Executive Officers and Others.”

Participation by Jefferies Financial Group Inc.	Jefferies Financial Group Inc. (“JFG”) is the parent company of Jefferies LLC, the dealer manager for this Offer and Consent Solicitation. JFG is the beneficial owner of 638,561 public warrants and has indicated to us that it intends to tender such warrants pursuant to the Offer.

Federal and State Regulatory Approvals	Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters’ Rights	Holders of public warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

U.S. Federal Income Tax Consequences of the Offer	For those holders of public warrants participating in the Offer and for any holders of public warrants subsequently exchanged for common stock pursuant to the terms of the Warrant Amendment, if approved, we intend to treat your exchange of public warrants for our common stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) you should not recognize any gain or loss on the exchange of public warrants for shares of common stock, (ii) your aggregate tax basis in our common stock received in the exchange should equal your aggregate tax basis in your public warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the Offer), and (iii) your holding period for our common stock received in the exchange should include your holding period for the surrendered public warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of public warrants for our common stock, there can be no assurance in this regard and alternative characterizations are possible by the IRS or a court, including ones that would require U.S. holders to recognize taxable income.

Although the issue is not free from doubt, we intend to treat all public warrants not exchanged for common stock in the Offer as having been exchanged for “new” public warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of public warrants for “new” public warrants, (ii) your aggregate tax basis in the “new” public warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing public warrants surrendered in the exchange, and (iii) your holding period for the “new” public warrants deemed to be received in the exchange should include your holding period for the surrendered public warrants. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of public warrants for “new” public warrants pursuant to the Warrant Amendment, if approved, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. See “The Offer — Material U.S. Federal Income Tax Consequences.”

No Recommendation	None of our Board, our management, the dealer manager, the exchange agent, the information agent or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your public warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Offer and Consent Solicitation, please read the section entitled “Risk Factors” beginning on page 15 of this Prospectus/Offer to Exchange.

Exchange Agent	The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Facsimile: (212) 616-7616

Dealer Manager	The dealer manager for the Offer and Consent Solicitation is:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Toll-Free: 1-877-547-6340

We have other business relationships with the dealer manager, as described in “The Offer and Consent Solicitation — Dealer Manager.”

Additional Information	We recommend that our public warrant holders review the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.

You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at its addresses and telephone number listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery to the information agent at the below address and phone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: WTRH.info@morrowsodali.com

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to the Company unless the context clearly indicates otherwise.

Risks Related To Our Business

Our industry is affected by general economic and business risks that are largely beyond our control.

Our industry is highly cyclical, and our business is dependent on a number of factors, many of which are beyond our control. We believe that some of the most significant of these factors are economic changes that affect supply and demand in dining out in general, such as:

•	changes in diners’ dining habits and in the availability of disposable income for ordering food from restaurants;

•	excess restaurant capacity in comparison with food order demand;

•	downturns in restaurants’ business cycles; and

•	recessionary economic cycles.

The risks associated with these factors are heightened when the U.S. and/or global economy is weakened. Some of the principal risks during such times are as follows:

•

we may experience low overall food and beverage order levels, which may impair our driver utilization, because our diners’ demand for our services generally correlate with the strength of the U.S. and, to a lesser extent, global economy;

•

certain of our restaurants may face credit issues and cash flow problems, particularly if they encounter increased financing costs or decreased access to capital, which may decrease diner demand for restaurant prepared food, and such issues and problems may affect the number of orders that occur through the Platforms;

•

food ordering and dining out patterns may change as food supply chains are redesigned and customer tastes change, resulting in an imbalance between our restaurants’ available menu items and Active Diners’ demands; and

•

diners may select competitors that offer lower delivery charges, commission rates or other charges from among existing choices in an attempt to lower their costs, and we might be forced to lower our rates or lose restaurants offering food or diners ordering food through the Platforms.

We are also subject to cost increases outside of our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver wages, independent contractor driver rates, interest rates, taxes, tolls, license and registration fees, insurance, payment processing fees, and healthcare for our employees.

Our restaurants’ business levels also may be negatively affected by adverse economic conditions or financial constraints, which could lead to disruptions in the availability of popular order items, reducing use of the Platforms. A significant interruption in our normal order levels could disrupt its operations, increase our costs and negatively impact our ability to serve our diners.

In addition, events outside our control, such as strikes or other work stoppages at its facilities, among our drivers or at our restaurant diners’ locations, or actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state, or heightened security requirements could lead to reduced economic demand, reduced availability of credit or ordering capabilities of the Platforms. Such events or enhanced security measures in connection with such events could impair our operations and result in higher operating costs.

We have limited operational history; we are subject to developmental risks associated with the development of any new business.

We lack significant operational history by which future performance may be judged or compared. Any future success that we may enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in the Company. As a result, our past quarterly financial results do not necessarily indicate future performance. Investors should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Investors should not rely upon our past quarterly financial results as indicators of future performance. The numerous factors, which we are unable to predict or are outside of our control, include the following:

•	We may not be able to accurately forecast revenues and plan operating expenses;

•	There may be an inability to scale our technological and operational infrastructure to accommodate rapid growth in diners, orders or customer support needs;

•	Our management team has had limited experience operating a public company and could be unable to transition from a developmental stage business to a larger organization;

•	Our growth may depend on acquisitions, and our management team does not have significant experience managing acquisitions of other businesses;

•	The relatively quick transition to a public company could pose operational, financial and quality risks that we are unable to manage effectively;

•	The development and introduction of new products or services by us or our competitors is uncertain;

•

Competing with traditional ordering methods or delivery services provided directly by restaurants (or third parties) to consumers over the phone or through their own websites or other means could pose a risk to our growth and financial performance;

•	Our ability to maintain and grow our number of Active Diners, Average Daily Orders, Gross Food Sales and order frequency is not guaranteed;

•	Our ability to attract and retain restaurants over long periods of time has not been tested in several markets;

•	Our ability to attract and retain key employees and personnel to support growth and revenue has not been tested in several markets;

•	Seasonal and weather-related fluctuations in spending by consumers relating to food delivery can be unpredictable;

•	The acceptable pricing of our onboarding and services fees to restaurants and delivery fees to consumers and restaurants has not been tested widely;

•	Our ability to increase onboarding, services, delivery fees and other revenue does not enjoy long historical data trends;

•	The diversification and growth of revenue sources beyond current onboarding, services and delivery fees has not been demonstrated;

•	Increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive are unpredictable;

•

Our ability to maintain gross margins and operating margins can be difficult to predict and impacted by numerous factors beyond our control (for example, due to transaction charge increases, technology cost increases, and other items);

•	We may experience system failures or breaches of security and privacy that could pose a harm on their own and could affect consumers’ confidence in our services;

•	We may not be able to adequately manage key third party service providers;

•	We may experience changes in diner or restaurant behavior or preferences;

•	Payment processing costs could increase, or we could fail to implement our own payment processing solution;

•

Internal controls, especially in light of the accelerated process with respect to the business combination, may not keep pace with necessary requirements from a business, accounting or legal point of view; and

•

We may experience casualties or safety hazards or issues with our drivers or third parties that come into contact with our drivers, all of which could be difficult to predict and which could impact our operating costs and diner or Restaurant Partner use of the Platforms.

If we fail to retain existing diners or add new diners, or if our diners decrease their number of orders or order sizes on the Platforms, our revenue, financial results, and business may be significantly harmed.

The number of our Active Diners and total Gross Food Sales are critical to our success. Our financial performance has been and will continue to be significantly determined by our success in adding, retaining, and engaging Active Diners who make orders for delivery using the Platforms. We anticipate that our Active Diner growth rate will decline over time as the size of our Active Diner base increases, and as we achieve higher market penetration rates. To the extent our Active Diner growth rate slows, our business performance will become increasingly dependent on our ability to increase sizes and frequencies of orders in current and new markets. If diners do not perceive the Platforms to be useful, reliable, and trustworthy, we may not be able to attract or retain diners or otherwise maintain or increase the frequency and amount of our orders. A decrease in diner retention, growth, or order frequency (or overall order price) could render the Platforms less attractive to restaurants, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect diner retention, growth, and engagement, thereby adversely affecting our revenue, financial results, and future growth potential, including if:

•	diners increasingly order through competing products or services;

•	we fail to introduce new and improved services or menu items or if we introduce new services that are not favorably received;

•	we are unable to successfully maintain our efforts to provide a satisfactory delivery and ordering experience;

•

we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

•

there are changes in diner sentiment about the quality or usefulness of the Waitr Platform or the Bite Squad Platform, delivery quality, food quality or other products or concerns related to privacy and sharing, safety, security, or other factors;

•	we are unable to manage and prioritize information to ensure diners are presented with menu items that are interesting, useful, and relevant to them;

•

there are adverse changes in the Waitr Platform or the Bite Squad Platform, delivery services or restaurant services or products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;

•	technical or other problems prevent us from delivering food in a rapid and reliable manner or otherwise affect the user experience or enjoyment of food or beverages delivered;

•	we adopt policies or procedures related to delivery, ordering or user data that are perceived negatively by our diners or the general public;

•	we fail to provide adequate customer service to restaurants, diners, drivers, or advertisers;

•	we, our drivers, Restaurant Partners, or other companies in the mobile food delivery or ordering industry are the subject of adverse media reports or other negative publicity;

•	restaurants develop direct-to-consumer applications or online ordering and delivery services;

•	we experience significant losses associated with litigation or claims for which insurance is inadequate;

•	we are affected by changes to U.S. generally accepted accounting principles;

•	we experience fluctuations based on macroeconomic conditions; or

•	we are unable to maintain and increase its Active Diner base and order frequency or its Average Daily Orders, Gross Food Sales.

We generate a substantial amount of our revenue from restaurants viewed positively by diners. The loss of restaurants to the Platforms could seriously harm our business.

Substantially all of our revenue is derived from items offered by Restaurant Partners to diners on the Platforms. The number of Active Diners, Average Daily Orders and Gross Food Sales depends on the availability of quality items available on the Platforms from restaurants viewed positively by diners. In addition, we generate a significant portion of revenue from onboarding fees and sales commissions from having Restaurant Partners actively participating on the Platforms. As is typical in our industry, Restaurant Partners do not agree to long-term contracts with us, and they are generally free to leave the Platforms with minimal notice. While no single Restaurant Partner accounts for more than 10% of our revenue, many of our Restaurant Partners only recently started providing menu items on the Platforms, and they spend a relatively small portion of their overall budget with us. In addition, some Restaurant Partners may view the Waitr Platform or the Bite Squad Platform as experimental and unproven. Restaurants will not continue to do business with us if we do not increase revenues for them or provide delivery or take-out ordering for diners in an effective manner, or if they do not believe that their investment in onboarding for the Platforms will generate a competitive return relative to other alternatives, including from our competitors.

Moreover, we rely heavily on our ability to collect and disclose data and metrics to and for Restaurant Partners to attract new restaurants and retain existing restaurants. For example, we present historical data about sales to demonstrate our value to attract new Restaurant Partners to the Platforms. Any restriction, whether by law, regulation, policy, or other reason, on our ability to collect and disclose data that Restaurant Partners find useful would impede our ability to attract and retain restaurants.

We cannot assure that growth of Restaurant Partner acquisitions will continue at historical rates, and the addition of new restaurants to the Platforms and retention of existing restaurants on the Platforms could decline due to a number of factors. First, the cost of acquiring new Restaurant Partners or retaining existing Restaurant Partners could increase substantially. Competition to advertise our services to restaurants will likely increase as a result of increasing competition among similar companies for a finite pool of restaurants. In addition, the number of options available to restaurants may result in downward pressure on the prices that restaurants are willing to pay for our services. As more choices become available for diners to order delivery or take-out from restaurants, the number and frequency of our word-of-mouth and/or organic referrals may decline. Our efforts to attract and retain new restaurants in new geographical areas as a result of our current expansion efforts are unproven and may not be successful.

If we fail to attract new restaurants or retain existing restaurants, especially those restaurants that are most popular with diners, our financial results could materially suffer.

If our delivery service levels decline or if restaurants do not see increases in business, restaurants could leave the Platforms, reducing revenue and significantly harming our business.

Restaurants will not continue to do business with us or will be unwilling to pay onboarding or other services fees if we do not deliver food and beverages in a timely, professional and friendly manner or if they do not believe that their investment in the Waitr Platform or the Bite Squad Platform, as applicable, will produce an increase in revenue from delivery or take-out orders. Our service fee and commission revenue and the availability of restaurants on the Platforms could be negatively impacted by the following factors, among others:

•	Decreases in the number of Active Diners or Average Daily Orders on the Platforms;

•	Loss of online or mobile food delivery market share to competitors;

•	Inability to professionally and accurately display menu items to consumers on the Platforms;

•	Adverse media reports or other negative publicity involving the Company, our drivers, our restaurants or other companies in our industry; and

•	The impact of macroeconomic conditions and conditions in the restaurant industry in general.

If we are not able to maintain and enhance our brand, or if events occur that damage our reputation and brand, our ability to expand our base of diners and restaurants may be impaired, and our business and financial results may be harmed. Unfavorable media coverage could seriously harm our business.

Our brand has significantly contributed to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our base of diners and restaurants. Many of our new diners are referred by existing diners, and, therefore, we strive to ensure that our diners remain favorably inclined towards the Platforms and the online ordering service. Maintaining and enhancing our brand will depend largely on our ability to continue to provide useful, reliable, trustworthy, and innovative services, which we may not do successfully. We may introduce new services, products or terms of service that diners do not like, which may negatively affect our brand.

Additionally, the actions of our Restaurant Partners (or their food quality or safety), delivery driver employees and independent contractors and others may affect our brand if consumers do not have a positive experience interacting with those parties after using the Platforms. We have in the past experienced negative press relating to failure to meet delivery demand in certain markets. In the future, we may experience media, legislative, or regulatory scrutiny of our delivery and food safety record, our delivery experience, privacy matters or other issues, which may adversely affect our reputation and brand. We may also fail to provide adequate customer service, which could erode confidence in our brand. Our brand may also be negatively affected by the actions of restaurants that are deemed to be negative, such as providing food that is of low quality or unsafe. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. We face the potential loss of its trade name due to certain litigation. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

We rely on restaurants in our network for many aspects of our business, and any failure by them to maintain their service levels could harm our business.

Diners demand quality food at reasonable prices. Diners’ ability to obtain such quality food from restaurants they like on a timely basis through the Platforms drives the primary value of the Platforms. Our ability to provide diners with a high-quality and compelling food ordering experience depends, in part, on diners’ receiving competitive prices, convenience, customer service and responsiveness from restaurants from whom they order. If these restaurants do not meet or exceed diner expectations with competitive levels of convenience, customer service, price and responsiveness, the value of our brand may be harmed, our ability to attract new diners to the Platforms may be limited and the number of diners placing orders through the Platforms may decline, which could have a material adverse effect on our business, financial condition and results of operations. Likewise, if restaurants face challenges or difficulties set forth elsewhere in these risk factors, the number of restaurants on the Platforms could decline, the price of food could increase or customer service levels could suffer, all of which could harm our business and results of operations.

Seasonality and the impact of inclement weather adversely affect our operations and profitability.

We observe that diner behavior patterns generally fluctuate during the year. Order frequency and Gross Food Sales tend to increase from September to May and a relative decrease in diner activity from June to August as a result of summer breaks and other vacation periods. In addition, orders in cities or towns with college campuses tend to fluctuate with the start and end of the school year, which can comprise a large part of our overall revenue in certain locations. Our revenues fluctuate according to these patterns and result in quarterly fluctuations. In addition, other seasonality trends may develop and the existing seasonality and diner behavior that we experience may change or become more extreme.

We sometimes experience large influxes of orders during inclement weather when consumers do not wish to leave their homes to eat restaurant food. Such inclement weather events are unpredictable in many cases. In such events, the availability of drivers could be limited due to unsafe driving conditions or the refusal or unwillingness of drivers to work during such weather events. This can result in substantially delayed delivery times and diner frustration with our services, reducing the willingness of consumers to order using the Platforms in the future. We have in the past experienced increased order volume during certain holidays, while facing a simultaneous shortage in drivers, which can also result in substantial delivery delays and diner frustration. In addition, the likelihood of accidents may increase during inclement weather events, thereby increasing the costs to us of each delivery, exposing us to potential litigation or accident claims and reducing overall driver efficiency. Any of these events could substantially impact our ability to grow and operate our business.

We may not continue to grow at historical growth rates or achieve profitability in the future.

Our revenue has grown substantially in recent periods, and this growth rate may not be sustainable. We believe that our rates of Active Diner and Gross Food Sales will decline over time. Historically, our diner growth has been a primary driver of growth in our revenue. We expect that our diner growth, new Restaurant Partner growth and revenue growth rates will decline as the size of its Active Diner base increases and as we achieve higher market penetration rates. As our growth rates decline, investors’ perceptions of our business may be adversely affected and the market price of our common stock could decline. We may not realize sufficient revenue to achieve profitability and may incur losses in the future for several reasons, including insufficient growth in new menu items, declining Active Diners or orders, increasing competition, costs to scale our business and technology and other risks described elsewhere in this prospectus.

Our inability to manage growth and meet demand could harm our operations and brand.

Occasions have arisen in the past in which we were not able to adequately meet surges in orders and consumer demand. Although we have added additional employees and resources to manage growth, most of these employees have been with the company only a very short period of time. We have and intend to continue to make substantial investments in technology, customer service, sales and marketing infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the beneficial aspects of our company culture. We may not be able to manage growth effectively. If we do not manage the growth of our business and operations effectively, the quality of the Platforms and efficiency of our operations could suffer, which could harm our brand, business and results of operations.

Our business depends on discretionary spending patterns in the areas in which its Restaurant Partners’ food and beverage operations are located and in the economy at large, and economic downturns could materially adversely affect our results of operations.

Purchases at restaurants and food and beverage hospitality services locations are discretionary for consumers and we are therefore susceptible to changes in discretionary patterns or economic slowdowns in the geographic areas in which Restaurant Partners are located and in the economy at large. We believe that consumers generally are more willing to make discretionary purchases, including delivery or take-out of restaurant meals, during favorable economic conditions. Disruptions in the overall economy, including high unemployment, financial market volatility and unpredictability, and the related reduction in consumer confidence could negatively affect food and beverage sales throughout the restaurant industry, including orders through the Platforms. In addition, we believe that a proportion of our weekday revenues, particularly during the lunch hour, are derived from business customers using expense accounts. Our business therefore may be affected by reduced expense account or other business-related dining by business clientele. There is also a risk that if uncertain economic conditions persist for an extended period of time or worsen, consumers might make long-lasting changes to their discretionary spending behavior, including ordering food or take-out less frequently. The ability of the U.S. economy to handle this uncertainty is likely to be affected by many national and international factors that are beyond our control. These factors, including national, regional and local politics and economic conditions, disposable consumer income and consumer confidence, also affect discretionary consumer spending. If any of these factors cause restaurants to cease operations or cease using the Platforms, it could also significantly harm our financial results, for the reasons set forth elsewhere in these risk factors. Continued uncertainty in or a worsening of the economy, generally or in a number of our markets, and diners’ reactions to these trends could adversely affect our business and cause us to, among other things, reduce the number and frequency of new market openings or cease operations in existing markets.

We prioritize the experience of restaurants and diners over short-term profitability at times, which may cause us to forego short-term opportunities and could impact our profitability.

Our culture prioritizes its long-term diner and Restaurant Partner experience and loyalty over short-term financial condition or results of operations. We frequently make decisions that may reduce our short-term revenue or profitability if we believe that the decisions benefit the aggregate diner and Restaurant Partner experience and will thereby improve our financial performance over the long term. For example, we monitor how restaurant responsiveness to orders affects diners’ experiences to ensure long delivery times are not perceived as a problem for hungry diners, and we may decide to remove certain restaurant offerings on the Platforms to ensure our diners’ satisfaction in the overall delivery experience. In addition, we may make changes to the Platforms or offerings on the Platforms based on feedback provided by our diners and Restaurant Partners. These decisions may not produce the long-term benefits that we expect, in which case our growth and engagement, our relationships with diners and Restaurant Partners, and our business could be seriously harmed.

If use of the Internet via websites, mobile devices and other platforms, particularly with respect to online food ordering, does not continue to increase as rapidly as we anticipate, our business and growth prospects will be harmed.

Our business and growth prospects substantially depend upon the continued and increasing use of the Internet and mobile telecommunications as an effective medium of transactions by diners. Orders on the Platforms are conducted using the Internet and/or mobile networks. Historical rate of growth and adoption in Internet and mobile wireless communications may not predict future rates of growth or adoption. Diners or our Restaurant Partners may not continue to use the Internet or mobile networking services to order their food at current or increased growth rates or at all. Consumers in our industry (and in others) may reject the use of the Internet and mobile applications as a viable platform or resource for a number of reasons in the future, including:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to Internet servers, users’ computers or mobile applications;

•	excessive governmental regulation; and

•	unacceptable delays due to actual or perceived limitations of wireless networks.

Our operations depend on mobile operating systems, hardware, networks and standards that we do not control. Changes in our products or to those operating systems, hardware, networks or standards may seriously harm our Active Diner growth, retention, and engagement.

A large percentage of our revenues and growth occur on mobile devices using the Apps. Because the Apps are used primarily on mobile devices, the Apps must remain interoperable with popular mobile operating systems, Android and iOS, and related hardware, including but not limited to mobile devices. We have no control over these operating systems or hardware, and any changes to these systems or hardware that degrade our products’ functionality, or give preferential treatment to competitive products, could seriously harm the usage of the Apps on mobile devices. Our competitors could attempt to make arrangements with Apple or Google to make interoperability of our products with those mobile operating systems more difficult or display their competitive offerings more prominently than ours. Similarly, our competitors could enter into other arrangements with mobile device manufacturers, wireless network carriers or Internet service providers that diminish the functionality of the Apps. We plan to continue to introduce new products regularly and have experienced that it takes time to optimize such products to function with these operating systems and hardware, impacting the popularity of such products, and we expect this trend to continue.

The majority of our diner engagement is on smartphones with iOS operating systems. As a result, although our products work with Android mobile devices, we have prioritized development of the Apps to operate with iOS operating systems rather than smartphones with Android operating systems. To continue growth in user engagement, we will need to prioritize development of our products to operate on smartphones with Android operating systems. If we are unable to improve operability of our products on smartphones with Android operating systems, and those smartphones become more popular and fewer people use smartphones with iOS operating systems, our business could be seriously harmed.

The nature of our business and content on the Platforms exposes us to potential liability and expenses for legal claims that could materially affect our results of operations and business.

We face potential liability, expenses for legal claims and harm to our business relating to the nature of the takeout food business, including potential claims related to food offerings, delivery and quality. For example, third parties could assert legal claims against us in connection with personal injuries related to food poisoning or tampering or accidents caused by the delivery drivers in our network. Alternatively, we could be subject to legal claims relating to the sale of alcoholic beverages by our restaurants to underage diners.

Reports of food-borne illnesses, whether true or not, could adversely impact the results of our operations regardless of whether our diners actually suffer such illnesses from orders on the Platforms. Food-borne illnesses and other food safety issues have occurred in the food industry in the past, and could occur in the future. In addition, consumer preferences could be affected by health concerns about the consumption of foods provided on the Platforms, even if those concerns do not directly relate to food items available on the Platforms. A negative report or negative publicity, whether related to one of our Restaurant Partners or to a competitor in the industry, may have an adverse impact on demand for our Restaurant Partners’ food and could result in decreased diner orders on the Platforms. A decrease in orders or Active Diners as a result of these health concerns or negative publicity could materially harm our brand, business, financial condition and results of operations.

Furthermore, our reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of our control and that multiple markets for its services would be affected rather than a single market. We cannot assure that all food items will be properly maintained during delivery to diners or that our employees or contractors will identify food that is problematic upon pickup. If diners become ill from food-borne illnesses, we and/or our Restaurant Partners could be forced to temporarily suspend service. Furthermore, any instances of food contamination, whether or not they are related to us, could subject us or our Restaurant Partners to regulation by applicable governmental authorities.

We face the prospect of liabilities and expenses relating to the content and other information that we publish on the Platforms, third party sites and/or relating to our marketing efforts. We could face claims based on the violation of intellectual property rights, such as copyright infringement claims based on the unauthorized use of menu content or other items. Although we typically obtain our Restaurant Partners’ consent to publish their menu items prior to posting them on the Platforms, we may not always be successful in obtaining such consent. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. If any of these events occur, our business and financial results could be adversely affected.

Many of our drivers are employees, and the remainder are independent contractors. Almost all of our orders are delivered by drivers of motor vehicles. Our drivers have been parties to motor vehicle accidents in the past, and it is almost certain that our employees will be in motor vehicle accidents in the future. Although we maintain insurance policies in an attempt to cover the risks associated with a motor vehicle delivery business, we make no assurances that we will be able to maintain sufficient coverage of all claims relating to such injuries or accidents that foreseeably arise in this line of business. Furthermore, we have in the past and could in the future receive denial of coverage for particular insurance claims relating to injuries, accidents or violations.

We have incurred and expects to continue to incur expenses relating to legal claims. The frequency of such claims could increase proportionally to growth in the number of restaurants and diners on the Platforms and the number of drivers on the road. We have experienced diversion of attention by management to address these claims, and such claims can result in significant costs to investigate and defend, regardless of the merits of such claims. The potentially significant number and amount of claims could materially affect the results of operations and harm our business.

Our business is dependent on our ability to maintain and scale our technical infrastructure, and any significant disruption in our service could damage our reputation, result in a potential loss of diners and engagement, or adversely affect our financial results.

Our reputation and ability to attract, retain, and serve our diners, drivers and restaurants depends upon the reliable performance of the Platforms and their underlying technical infrastructure. We have experienced service disruptions, and it may experience future disruptions, outages or other performance problems due to a variety of factors. As the Platforms grow more complex, store more information and service higher numbers of diners, their technical infrastructure could suffer. We may not be able to identify causes of performance issues or service disruptions.

Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. If the Platforms are unavailable when diners, drivers or restaurants attempt to access them, or if they do not load as quickly as they expect, these key users may not return to the Platforms as often in the future, or at all. As our Active Diners and restaurants and the amount and types of information shared on the Platforms continue to grow, we will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of our diners, drivers and Restaurant Partners. It is possible that we may fail to effectively scale and grow its technical infrastructure to accommodate these increased demands. In addition, our business is subject to interruptions, delays, or failures resulting from earthquakes, other natural disasters, terrorism, or other catastrophic events.

A substantial portion of our network infrastructure is provided by third parties. Substantially all of the communications, network and computer hardware used to operate our websites and mobile applications are located in the United States in Amazon Web Services and Google Cloud Platform data centers. We do not own or control the operation of these facilities. In addition, we may not have sufficient protection or recovery plans in certain circumstances. We may not always maintain redundancy for certain hardware. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

We expect to continue to make significant investments to maintain and improve the availability of the Platforms and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, respond adequately to service disruptions, upgrade our systems as needed or continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and results of operations would be harmed.

We have spent and expect to continue to spend substantial amounts on technology infrastructure and services to handle the traffic on our websites and mobile applications and to help shorten the length of or prevent system interruptions. The operation of these systems is expensive and complex and we could experience operational failures.

Although we carry business interruption insurance, it may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

Personal data, internet security breaches or loss of data provided by our diners, drivers or Restaurant Partners could violate applicable law and contracts with key service providers and could result in liability to us, damage to our reputation and brand and harm to our business.

Mobile malware, viruses, hacking, and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Although it is difficult to determine what, if any, harm may directly result from an interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of Restaurant Partners, drivers or diners may seriously harm our reputation and our ability to retain and attract new Active Diners, drivers and Restaurant Partners.

We rely on third-party billing and payment processing providers, many of whom may collect and store sensitive data, including legally-protected personal information. Examples include diner order payment processing third parties, payroll and service payment processing third parties and other payment and other service provers who collect and store diner, restaurant or employee information. We may also process and store and use additional third-parties to process and store sensitive intellectual property and other proprietary business information, including that of our Restaurant Partners. While we intend to maintain data privacy and security measures that are compliant with applicable privacy laws and regulations, future security breaches could subject us and/or these third-party service providers to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We may become a payment processor at some point in the future and may be unable to comply with applicable law or standards, resulting in harm to our business.

Although we currently do not directly store or process payments on behalf of restaurants or diners and use third parties to do so, we may choose to do so in the future. We would need to comply with Payment Card

Industry (“PCI”) and Data Security Standard (the “Standard”) if we choose to pursue this possibility. The Standard is a comprehensive set of requirements for enhancing payment account data security that was developed by the PCI Security Standards Council to help facilitate the broad adoption of consistent data security measures. Payment card network rules would require us to comply with the Standard, and our failure to do so may result in fines or restrictions on its ability to accept payment cards if we elected to become a payment processor. Under certain circumstances specified in the payment card network rules, we could be required in the future to submit to periodic audits, self-assessments or other assessments of our compliance with the Standard. Such activities may reveal that we had failed to comply with the Standard. If an audit, self-assessment or other test determines that we need to take steps to remediate any deficiencies, such remediation efforts may distract our management team and require us to undertake costly and time-consuming remediation efforts. In addition, even if we comply with the Standard, there is no assurance that we will be protected from a security breach. Payment processing businesses involve complex financial, cybersecurity and other factors that may be difficult to us. We cannot ensure that the cost savings or additional revenue from becoming a payment processor would exceed the significant costs associated with that decision.

We are subject to a number of risks related to the credit card and debit card payments we accept.

We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which could harm our business, financial condition and results of operations.

We currently rely exclusively on one third-party vendor to provide payment processing services, including the processing of payments from credit cards and debit cards, and our business would be disrupted if this vendor becomes unwilling or unable to provide these services to us and we are unable to find a suitable replacement on a timely basis. If we or our processing vendor fails to maintain adequate systems for the authorization and processing of credit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit cards on a timely basis or at all, our business, revenue, results of operations and financial condition could be harmed.

The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we or our Restaurant Partners accept, or if payment-related data are compromised due to a breach of data, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures, and significantly higher credit card-related costs, each of which could harm our business, results of operations and financial condition.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for it to comply. We are required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations, and the terms of its contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss or misuse of data pertaining to credit and debit cards, card holders and transactions.

If we fail to maintain our chargeback rate or refund rates at acceptable levels, our processing vendor may increase its transaction fees or terminate its relationship with us. Any increases in applicable credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair its ability to operate our business.

We rely on third-party vendors to provide products and services, and we could be adversely impacted if they fail to fulfill their obligations.

We depend on third-party vendors and partners to provide us with certain products and services, including components of our computer systems, software, data centers, payment processors and telecommunications networks, to conduct our business. For example, we rely on third parties for services such as organizing and accumulating certain daily transaction data on orders. We also rely on third parties for specific software and hardware used in providing our products and services. Some of these organizations and service providers may provide similar services and technology to our competitors, and we do not have long-term or exclusive contracts with them.

Our systems and operations or those of our third-party vendors and partners could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error, vandalism or sabotage, financial insolvency, bankruptcy and similar events. In addition, we may be unable to renew our existing contracts with our most significant vendors and partners or our vendors and partners may stop providing or otherwise supporting the products and services we obtain from them, and we may not be able to obtain these or similar products or services on the same or similar terms as our existing arrangements, if at all. The failure of our vendors and partners to perform their obligations and provide the products and services we obtain from them in a timely manner for any reason could adversely affect our operations and profitability.

Our industry is highly competitive and fragmented, and our business and results of operations may suffer if we are unable to adequately address downward pricing and other competitive pressures.

We compete with many traditional and online and mobile app food ordering and general delivery companies of varying sizes, including some that may have greater access to restaurants, a wider range of services, a wider range of menu or delivery items, greater capital resources, or other competitive advantages. Traditional food ordering techniques involve advertising by restaurants in low cost paper publications, through traditional online and offline media channels, with consumers simply calling restaurants or delivery services to place orders. Traditional take-out or delivery services are often lower cost than the Platforms and are difficult to disrupt. We also compete with smaller, regional and local companies that cover specific locations with specific restaurants or that offer niche services. We also compete, to a lesser extent, with restaurants that hire their own delivery drivers for online, mobile application or telephone orders. Numerous competitive factors could impair our ability to maintain or improve its profitability. These factors include the following:

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Many of our competitors’ periodically reduce or eliminate their delivery charges to consumers or commissions that they charge to restaurants to gain business, especially during times of increased competition or reduced growth in the economy, which may limit our ability to maintain or increase its order commissions and delivery charges, may require us to reduce our order commissions and delivery charges or may limit our ability to maintain or expand our business;

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Some restaurants have reduced or may reduce the number of mobile app or online ordering and delivery services and technologies that they use by selecting a single core company or a limited number of providers as approved service providers, and in some instances, we may not be selected;

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Restaurants could solicit bids from multiple service providers for their mobile application or online food ordering and delivery needs, which may depress onboarding fees, service fees, take rates or result in a loss of business to competitors;

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The continuing trend toward consolidation in the online and mobile app ordering and delivery industry may result in larger companies with greater financial resources and other competitive advantages, and we may have difficulty competing with them;

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Advances in technology may require us to increase investments in order to remain competitive, and our restaurant diners and consumers may not be willing to accept higher onboarding fees, service fees, take rates or delivery charges to cover the cost of these investments;

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Higher fuel prices and, in turn, higher fuel surcharges to our drivers may cause some of our drivers to demand higher wages or otherwise result in additional expense to us for reimbursement of mileage to drivers;

•	Competition from “gig economy” companies in general may negatively impact our driver, restaurant customer and/or consumer relationships and service rates;

•	We may have higher exposure to litigation risks as compared to other providers of delivery services; and

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Restaurants could develop their own online or mobile app food ordering and delivery technology and hire their own drivers to make their own deliveries, which could reduce demand for our services to restaurants and limit choices for consumers, reducing the number and frequency of orders using our technology.

We face substantial competition in technology innovation and distribution. If we are unable to continue to innovate and provide technology desirable to diners and restaurants, our business operations could materially suffer.

We face significant competition in almost every aspect of its business. We must continuously innovate to improve our existing Platform technology and ensure that our products and services are well received. Mobile applications, internet enabled technology and online e-commerce are constantly changing. We face competition from larger and more established companies such as Uber, GrubHub, Door Dash and others. Smaller companies also provide similar services and technology. Furthermore, larger companies such as Facebook, Google, Apple and others could choose to offer similar services or technology at comparatively little additional costs to themselves. Our competitors may also develop products, features, or services that are similar to ours or that achieve greater market acceptance. These products, features, and services may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies.

Our ability to compete effectively in the deployment of innovative products depends on factors outside of our control, including the following:

•	Usefulness, ease of use, performance and reliability of our products compared to those of our competitors;

•	Size and composition of base of Active Diners;

•	Engagement of Active Diners with the Platforms;

•	The timing and market acceptance of products, including developments and enhancements to the Platforms or our competitors’ products;

•	Customer service and support efforts;

•	Acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•	Our ability to attract, retain, and motivate talented employees, particularly software engineers.

Developing the Platforms, which include the Apps, websites and other technologies, entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt to emerging industry standards. If we face material delays in introducing new or enhanced products or if our recently introduced products do not perform in accordance with our expectations, the restaurants and diners in our network may forego the use of our products in favor of those of our competitors.

We depend on search engines, display advertising, social media, email, content-based online advertising and other online sources to attract diners to the Platforms, and if we are unable to attract diners and convert them into Active Diners making orders in a cost-effective manner, our business and financial results may be harmed.

Our success depends on our ability to attract online diners to the Platforms and convert them into orders in a cost-effective manner. We depend, in part, on search engines, display advertising, social media, email, content-based online advertising and other online sources to generate traffic to our websites and downloads of the Apps. We are included in search results as a result of both paid search listings, where we purchase specific search terms that result in the inclusion of our advertisement, and, separately, organic searches that depend upon the content on websites owned and maintained by us.

Search engines, social media platforms and other online sources often revise their algorithms and introduce new advertising products. If one or more of the search engines or other online sources on which we rely for website traffic were to modify its general methodology for how it displays our advertisements, resulting in fewer consumers clicking through to our websites, our business could suffer. In addition, if our online display advertisements are no longer effective or are not able to reach certain diners due to diners’ use of ad-blocking software, our business could suffer.

If one or more of the search engines or other online sources on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, we could lose consumers and traffic to our websites could decrease, any of which could have a material adverse effect on our business, financial condition and results of operations.

The loss of senior management or key operating personnel could adversely affect operations. We depend on skilled personnel to grow and operate our business, and our failure to hire, retain or attract key personnel could adversely affect our business.

Our success to date has depended, and will continue to depend, largely on the skills, efforts and motivation of Christopher Meaux, our Chief Executive Officer, and Dave Pringle, our Chief Financial Officer, and on the other members of our senior management team, who generally have significant experience with the company and within our industry. Waitr also depends on the continued service of key operating personnel. We also rely on our Chief Architect, Manuel Rivero, and Director of Engineering, Travis Boudreaux, for overseeing our core technology development. We also anticipate growth in diners and restaurants due to having the benefit of a relationship with our directors Tilman J. Fertitta and Steven L. Scheinthal and Fertitta Entertainment, Inc., Landry’s and other entities or businesses associated with Messrs. Fertitta or Scheinthal. Although we anticipate a great deal of support and benefit from relationships with these individuals or entities, our results of operations could suffer if contractual relationships fail to materialize from these associations, such relationships are terminated or we lose either individual as a director. If for any reason the services of our key personnel, particularly Messrs. Meaux, Pringle, Rivero or Boudreaux were to become unavailable, there could be a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

In addition, Bite Squad’s success to date has depended largely on the skills, efforts and motivation of its founders and Co-Chief Executive Officers, Arash Allaej and Kian Salehi, and on the other members of Bite Squad’s senior management team. Since it is unlikely that most members of Bite Squad’s senior management team will remain with the post-business combination company long term, Bite Squad’s ability to attract and retain skilled individuals to replace them could adversely affect its business, financial conditions, results of operations, cash flows and prospects.

As we continue to grow, we cannot guarantee that we will continue to attract the personnel we need to maintain our competitive position. In particular, we intend to hire a significant number of engineering, customer support, driver and sales personnel in the coming year. We expect to face significant competition from other companies in hiring such personnel, particularly in larger markets to which it expands. As we mature, the incentives to attract, retain, and motivate employees provided by equity awards or by future arrangements, such as through cash bonuses, may not be as effective as in the past. Additionally, we have a number of current employees whose equity ownership in the Company gives them a substantial amount of personal wealth. As a result, it may be difficult for us to continue to retain and motivate these employees, and this wealth could affect their decisions about whether or not they continue to work for us. If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

We plan to continue to base a substantial amount of our operations in Lake Charles and Lafayette, Louisiana. It could become difficult to continue to attract or retain to these locations key engineering, sales and other talent required to compete with larger competitors whose operations are based in larger cities, where such talent historically may be easier to find. In addition, demographic trends favoring population growth in larger cities and away from smaller cities may make this increasingly difficult. Retaining and attracting key talent is extremely competitive in the high technology industry, particularly in the areas of mobile applications and Internet technology. If we are unable to retain or attract key talent or personnel, our operations could suffer, thereby materially harming our business.

Driver shortages and increases in driver compensation could adversely affect our profitability and ability to maintain or grow our business.

Driver shortages could require us to spend more to attract and retain employee and independent contractor drivers. We could face a challenge with attracting and retaining qualified drivers primarily due to intense market competition, which may subject us to increased payments for driver compensation and independent contractor driver rates. Also, because of the intense competition for drivers, we may face difficulty maintaining or increasing our number of employee and independent contractor drivers. Further, with respect to independent contractor drivers, shortages can result from contractual terms or company policies that make contracting with us less desirable to certain independent contractor drivers. In addition, the “on-call” or “on-demand” nature of the way that we ask independent contractor drivers to pick up shifts during busy times may result in difficulties procuring such independent contractor drivers when we need that labor most. Such a shortage could result in material harm to our business or reputation. Due to the absence of long-term contracts, independent contractors can quickly terminate their relationships with us. If we are unable to continue to attract and retain a sufficient number of employee and independent contractor drivers, we could face difficulty meeting consumer order demands or be forced to forego business that would otherwise be available to us, which could adversely affect our profitability and ability to maintain or grow our business.

Major earthquakes, hurricanes, tropical cyclones, and other instances of severe weather or other natural phenomena would cause significant losses.

Our services and operations are subject to interruption, decreases in consumer entertainment spending and damage and destruction to company property as a result of severe local weather conditions or other natural phenomena. Our headquarters are located in areas that have historically been and could, in the future, be materially and adversely affected by damage resulting from a major earthquake, tropical cyclone, significant rain event, a hurricane, or other severe weather phenomena. In addition, we rely on third parties for critical infrastructure and services. Any of these third parties could be subject to disruptions due to similar major weather events, which could adversely affect our business and financial results.

We may also suffer from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, widespread computer viruses, terrorist attacks, acts of war and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy its assets or the assets of its customers or otherwise adversely affect the business or financial condition of its customers (both restaurant and diner), any of which could adversely affect our results or make our results more volatile. In addition, third parties that provide critical technology, services and infrastructure, such as data centers, telecommunications networks and the like remain vulnerable to these types of events, all of which could disrupt critical services for us, adversely affecting our financial results and operations.

Such adverse weather occurrences could materially impact orders on the Platforms and our delivery capabilities, thus severely decreasing our revenue and increasing costs. Further, in the event of any such weather occurrence, our insurance may not be sufficient to cover the costs of repairing or replacing damaged equipment and we may suffer a significant decline in revenues if any of the restaurants on the Platforms are closed for an extended period of time or these events result in significant disruption to telecommunications systems, including the Internet or mobile phone services. Any such events could materially and adversely affect our business and the results of our operations.

Increases in food, labor, fuel and other costs could adversely affect our business.

Changes in food and supply costs are a part of our Restaurant Partners’ business. The prices of food, labor, fuel or energy could continue to increase in the near future. Our Restaurant Partners may be unable absorb higher costs without raising prices or ceasing operations. Restaurant profitability is dependent, among other things, a restaurant’s ability to anticipate and react to changes in the costs of key operating resources, including food and other raw materials, labor, energy and other supplies and services. Substantial increases in costs and expenses could impact operating results of Restaurant Partners to the extent that such increases cannot be passed along to diners using the Platforms (or otherwise). The impact of inflation on food, labor, and energy costs can significantly affect our profitability if such inflation results in fewer Restaurant Partners, diners or orders that occur on the Platforms.

Any significant increase in energy costs could adversely affect our business through higher rates and the imposition of fuel surcharges, which could affect our drivers’ costs and the amount that we must reimburse such drivers for services. Because most of the restaurants on the Platforms sell moderately priced food, we may choose not to, or be unable to, pass along commodity price increases to diners on the Platforms. Additionally, significant increases in gasoline prices could result in a decrease of deliveries or the available driver labor pool. If delivery time slows as a result, our reputation could be harmed, and the number of diners or orders could decline, harming our business.

The restaurant business is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, energy costs, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, higher costs for each of food, labor, benefits and utilities, the availability and cost of suitable sites, fluctuating insurance rates, state and local regulations and licensing requirements, legal claims, and the availability of an adequate number of qualified management and hourly employees also affect restaurant operations and administrative expenses. If our Restaurant Partners cannot adequately pass costs along to diners or otherwise finance or pay for these higher costs, they may cease operations, reduce offerings on the Platforms or otherwise demand lower commissions or delivery fees from us, thereby reducing revenue and harming our business.

We plan to continue to make acquisitions, which could require significant management attention, disrupt our business, dilute our stockholders, and seriously harm our business.

As part of our business strategy, we have made and intend to make acquisitions to add specialized employees and complementary companies, products, and technologies. Our ability to acquire and successfully integrate larger or more complex companies, products, and technologies is unproven. In the future, we may not be able to find other suitable acquisition candidates, and we may not be able to complete acquisitions on favorable terms, if at all. Our competitors have large cash reserves and aggressive acquisition strategies, and we may not be able to successfully attract acquisition targets to the same degree as its competitors. Our previous and future acquisitions may not achieve our goals, and any future acquisitions we complete could be viewed negatively by diners, Restaurant Partners, drivers or investors. In addition, if we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into our company and culture, our business could be seriously harmed. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or use the acquired products, technology, and personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may also incur unanticipated liabilities that we assume as a result of acquiring companies. We may have to pay cash, incur debt, or issue equity securities to pay for any acquisition, any of which could seriously harm our business. Selling equity to finance any such acquisitions would also dilute our stockholders. Incurring debt would increase our fixed obligations and could also include covenants or other restrictions that would impede our operations.

Our storage, processing and use of data, some of which contains personal information, subjects us to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

We are subject to a variety of laws and regulations in the United States and other countries that involve matters central to our business, including user privacy, sweepstakes, rewards or coupons, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, e-commerce, competition, protection of minors, consumer protection, taxation, libel, defamation, internet or data usage, and online-payment services. Both in the United States and abroad, these laws and regulations constantly evolve and remain subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in diner and restaurant growth, orders, retention, or engagement, any of which could seriously harm our business.

If we cannot protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property. We do not currently hold any issued patents. In the future, we may acquire patents or patent portfolios, which could require significant cash expenditures. However, third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce its rights. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.

We have registered the trademark “Waitr,” along with its stylized logo, with the U.S. Patent & Trademark Office. We have also registered the trademark “Waigo.” Waiter.com, Inc. sued Waitr in 2016 in the United States

District Court for the Western District of Louisiana alleging, among other things, trademark infringement based on the use of the name “Waitr.” Although we believe that Waiter.com, Inc.’s lawsuit is baseless, there is a risk that the court could find that our use of its name infringes the rights of Waiter.com, Inc. In such event, the court could award Waiter.com, Inc. significant damages and/or order that we discontinue our use of the name “Waitr.” Any such adverse ruling or finding could substantially harm our financial results and operations. Having to use a different name could confuse Restaurant Partners and/or diners, resulting in fewer orders.

We are currently, and expect to be in the future, party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming, and, if resolved adversely, could have a significant impact on our business, financial condition, or results of operations.

Companies in the Internet, technology, and mobile application industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time to time we may introduce new products, including in areas where we currently do not compete, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities.

As a public company, we may receive letters demanding that we cease and desist using certain intellectual property. Some of these may result in litigation against us. Defending patent and other intellectual property litigation costs large amounts of money and time and can impose a significant burden on management and employees. Favorable final outcomes do not occur in all cases. In addition, plaintiffs may seek, and we may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of our operations. For example, a ruling in the lawsuit filed by Waiter.com, Inc. could require that we stop using its name. We may decide to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology, names or practices or discontinue the practices.

The development of alternative non-infringing technology, names or practices could require significant effort and expense or may not be feasible. Our business, financial condition, or results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

Our use of open source software could expose us to “copyleft” claims or otherwise subject us to business or legal risk.

We use open source software in our products. Our use of open source software in our products may require us to license innovations that are material to our business and may also expose us to increased litigation risk. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. Insufficient capital can harm our operating, business and financial results.

We intend to continue to make investments to support our growth and may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase our marketing expenditures to improve brand awareness, develop new product and service offerings or further improve the Platforms and existing product and service offerings, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Volatility in the credit markets also may have an adverse effect on our ability to obtain debt financing.

If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of its common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue its business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be materially adversely affected.

If our employees were to unionize, our operating costs could increase and our ability to compete could be impaired.

None of our employees are currently represented under a collective bargaining agreement; however, we always face the risk that our employees will try to unionize, and if our independent contractors were ever re-classified as employees, the magnitude of this risk would increase. Further, Congress or one or more states could approve legislation and/or the National Labor Relations Board (the “NLRB”) could render decisions or implement rule changes that could significantly affect our business and our relationship with employees, including actions that could substantially liberalize the procedures for union organization. For example, in December 2014, the NLRB implemented a final rule amending the agency’s representation-case proceedings that govern the procedures for union representation. Pursuant to this amendment, union elections can now be held within 10 to 21 days after the union requests a vote, which makes it easier for unions to successfully organize all employers, in all industries. In addition, we can offer no assurance that the Department of Labor will not adopt new regulations or interpret existing regulations in a manner that would favor the agenda of unions.

Any attempt to organize by our employees could result in increased legal and other associated costs and divert management attention, and if we entered into a collective bargaining agreement, the terms could negatively affect our costs, efficiency and ability to generate acceptable returns on the affected operations. In particular, the unionization of our employees could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects because:

•	restrictive work rules could hamper our efforts to improve and sustain operating efficiency and could impair our service reputation and limit our ability to provide next-day services;

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a strike or work stoppage could negatively impact our profitability and could damage customer and employee relationships, and some shippers may limit their use of unionized trucking companies because of the threat of strikes and other work stoppages; and

•	an election and bargaining process could divert management’s time and attention from our overall objectives and impose significant expenses.

If our independent contractor drivers fail to meet our contractual obligations or otherwise fail to perform in a manner consistent with our requirements, we may be required to utilize alternative service providers at potentially higher prices or with some degree of disruption of the services that we provide to diners. If we fail to deliver on time, if our delivery obligations are not otherwise met, or if the costs of our services increase, then our profitability and restaurant relationships could be harmed.

We currently rely upon a small portion of independent contractor drivers to perform the services for which we contract with our Restaurant Partners. Our reliance on independent contractor drivers, even if small by comparison to our use of employee drivers, creates numerous risks for our business. This increases the risk of driver shortages at critical times, such as peak order times.

The financial condition and operating costs of our independent contractor drivers are affected by conditions and events that are beyond our control and may also be beyond their control. Adverse changes in the financial condition of our independent contractor drivers or increases in their car ownership or operating costs could cause them to seek higher revenues or to cease their business relationships with us. The prices that we charge our diners could be impacted by such issues, which may in turn limit pricing flexibility with diners, resulting in fewer delivery orders and decreasing our revenues.

Independent contractor drivers typically utilize shirts and food carrier equipment bearing our trade names and trademarks. If one of our independent contractor drivers is subject to negative publicity, it could negatively reflect on us and have a material and adverse effect on our business, brand and financial performance. Under certain laws, we could also be subject to allegations of liability for the activities of our independent contractor drivers.

Independent contractor drivers are third-party service providers, as compared to company drivers who are employed by us. As independent business owners, our independent contractor drivers may make business or personal decisions that conflict with our best interests. For example, if an order is unprofitable, route distance is further than desired or personal scheduling conflicts arise, an independent contractor driver may deny orders from time to time. In these circumstances, we must be able to timely deliver food orders to maintain relationships with diners and Restaurant Partners. The unwillingness of independent contractor drivers to perform their services when and where they are needed could adversely harm our financial performance and operating results.

If our independent contractors are deemed by regulators or judicial process to be our employees, then our business and results of operations could be adversely affected.

Tax and other regulatory authorities have in the past sought to assert that independent contractors in certain types of food delivery and/or driving positions are employees of the company for which they are delivering or driving, rather than independent contractors. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If our independent contractor drivers are determined to be our employees, we would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management.

As a public company, we need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC and the requirements of Nasdaq company. For example, we will need to:

•	institute a more comprehensive compliance function;

•	comply with rules promulgated by Nasdaq;

•	prepare and distribute periodic public reports in compliance with obligations under the federal securities laws;

•	establish new internal policies, such as those relating to insider trading; and

•	involve and retain to a greater degree outside counsel and accountants in the above activities.

Complying with statutes, regulations and requirements relating to public companies will occupy a significant amount of time of management and will significantly increase our costs and expenses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, our management may not be able to implement programs and policies to comply with such statutes, regulations and requirements in an effective and timely manner.

Changes to the Fair Labor Standards Act of 1938 and state minimum wage laws raising minimum wages or eliminating tip credit in calculating wages paid could have a material adverse effect on our profitability.

Most of our drivers are paid the local minimum wage, subject to tip credit laws. Either an increase in local minimum wage or the elimination of tip credit will increase labor costs, which could decrease profitability.

The following are risks related to the Bite Squad Merger:

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Combining the two companies may prove to be more difficult, costly and time consuming than expected, which could cause us not to realize some or all of the anticipated benefits and synergies of the Bite Squad Merger.

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In connection with the Bite Squad Merger, we have incurred additional debt, which could adversely affect us, including by lowering our credit ratings, increased our interest expense and decreasing our business flexibility, particularly if we are not able to realize some or all of the anticipated benefits and synergies of the Bite Squad Merger.

•	In connection with the Bite Squad Merger, we have issued additional shares of common stock of the Company to the lenders under the Credit Agreement.

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The Bite Squad Merger will involve substantial non-recurring costs, including significant transaction costs, regulatory costs and integration costs, such as facilities, systems and employment-related costs, and we may incur unanticipated costs or unknown liabilities which may be significant. Although we expect the elimination of duplicative costs and other cost synergies from operational and functional efficiencies following the integration of the two companies to exceed integration costs over time, we may not be able to achieve this result as quickly as anticipated or at all, particularly if we are not able to realize some or all of the anticipated benefits and cost savings from the acquisition.

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Sales of our common stock by shareholders of Bite Squad who receive shares of our common stock as part of the Bite Squad Merger consideration may result in a decline in the market price of our common stock.

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Uncertainties associated with the Bite Squad Merger may adversely affect our and Bite Squad’s respective abilities to attract and retain management and other key employees during the integration period, which could adversely affect our and Bite Squad’s respective businesses and operations, which could cause us not to realize some or all of the anticipated benefits of the Bite Squad Merger.

•	The Bite Squad Merger may disrupt our or Bite Squad’s businesses, which may harm our respective businesses and impact our respective abilities to retain customers.

•	Uncertainties associated with the manner in which the combined company following the Bite Squad Merger will fare in the global economic environment.

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The Bite Squad Merger and the operation of its business can lead us to incur unknown or new types of costs and liabilities, subject us to new regulatory and compliance frameworks, new market risks, involve operations in new geographies and challenging labor, regulatory and tax regimes as well as the execution and compliance costs and risks associated with such activities.

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An anticipated benefit of the Bite Squad Merger lies in the acquisition of Bite Squad’s intellectual property rights. If we are unable to protect such intellectual property rights or if our protection efforts are unsuccessful, we may not be able to realize some or all of the anticipated benefits from the acquisition.

Risks Relating to Our Securities

The market price of our common stock may be volatile and could decline.

The market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and the documents incorporated herein by reference, the factors that could affect our stock price are:

•	industry or general market conditions;

•	domestic and international political and economic factors unrelated to our performance;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in or failure to meet publicly disclosed expectations as to our future financial performance;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional stockholders or other large stockholders, including sales of large blocks of common stock;

•	speculation in the press or investment community;

•	changes in investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant products, contracts, acquisitions or strategic partnerships;

•	changes in our capital structure, such as future sales of our common stock or other securities;

•	changes in applicable laws, rules or regulations, regulatory actions affecting us and other dynamics; and

•	additions or departures of key personnel.

In addition, if the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Prior to the business combination, trading in our common stock was not active. Accordingly, the valuation ascribed to our common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to the various factors, including those listed above.

The stock markets have experienced extreme volatility over time that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

Future sales of a substantial number of shares by existing stockholders could cause our share price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. As of January 22, 2019, we had 62,717,095 shares of common stock outstanding. Once the registration statements registering the shares underlying our warrants and securities issued in connection with the business combination and Bite Squad

Merger become effective, all such securities registered thereby, except for shares of common stock subject to transfer restrictions, will be eligible to be sold into the public market, subject to compliance with the Company’s insider trading policy for such parties that are covered thereby. Significant sales of our common stock could cause our share price decline. Similarly, significant sales of our warrants could cause our warrant price to decline.

In the future, we may issue additional shares of common stock or other equity or fixed maturity securities convertible into common stock in connection with a financing, acquisition, and litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. We are currently covered by one or more securities analysts, but there is no guarantee such coverage will continue. If one or more of the analysts covering our common stock downgrades our common stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price or trading volume to decline.

Future offerings of debt or equity securities that rank senior to our common stock may adversely affect the market price of our common stock.

If, in the future, we decide to issue debt or equity securities that rank senior to our common stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution of the percentage ownership of the holders of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their shareholdings in us.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

We are required to file annual, quarterly and other reports with the SEC. We are required to prepare and timely file financial statements that comply with SEC reporting requirements. We are also subject to other reporting and corporate governance requirements under the listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002, which impose significant compliance costs and obligations upon us. Being a public company requires a significant commitment of resources and management oversight which increases our operating costs. These requirements also continue to place significant demands on our finance and accounting staff, which may not have prior public company experience or experience working for a newly public company, and on our financial accounting and information systems. We have hired and in the future may hire additional accounting and financial staff with public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, we are required, among other things, to:

•	prepare and file periodic reports, and distribute other stockholder communications, in compliance with the federal securities laws and Nasdaq listing standards;

•	define and expand the roles and the duties of our Board and its committees;

•	institute more comprehensive compliance, investor relations and internal audit functions; and

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evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with rules and regulations of the SEC and the Public Company Accounting Oversight Board.

In particular, the Sarbanes-Oxley Act of 2002 requires us to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework, and to report on our conclusions as to the effectiveness of our internal controls. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC, Nasdaq, or other regulatory authorities.

Anti-takeover provisions in our Charter discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Our Charter includes a number of provisions that may discourage, delay or prevent a change in our management or control over us. For example, our Charter includes the following provisions:

•	a staggered board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

•	the ability of our Board to issue preferred stock, which could contain features that delay or prevent a change of control;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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the requirement that the removal of directors by the stockholders be approved by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, which limits the ability of stockholders to remove directors;

•	the requirement that the adoption, amendment, alteration or repeal of the bylaws by stockholders be approved the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors and the requirement that the amendment or repeal of certain provisions of our certificate of incorporation be approved by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon, which limit the ability of stockholders to effect corporate governance changes; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if the provisions are viewed as discouraging takeover attempts in the future.

Our Charter may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

The Charter designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that the Company’s stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.

Our Charter provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:

•	derivative action or proceeding brought on the Company’s behalf;

•	action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders;

•	action asserting a claim against the Company arising pursuant to any provision of the DGCL, our Charter or our Bylaws; or

•	other action asserting a claim against the Company that is governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s charter described above. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of its charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we conducted due diligence on Waitr, we cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our or Waitr’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Company following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

The recently passed comprehensive tax reform bill could adversely affect our business, financial condition and holders of our common stock.

On December 22, 2017, President Trump signed into law the final version of the tax reform bill commonly known as the “Tax Cuts and Jobs Act” (the “TCJA”), that significantly reforms the Internal Revenue Code of 1986, as amended (the “Code”). The TCJA, among other things, contains significant changes to corporate taxation, including a permanent reduction of the corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation of the deduction for net operating loss carryforwards to 80% of current year taxable income, and the modification or repeal of many business deductions and credits. We continue to examine the impact this tax reform legislation may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our warrants are exercisable for our common stock and the Convertible Notes are convertible into common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued public warrants to purchase 12,500,000 shares of common stock at $11.50 per whole share as part of our IPO, and we issued Luxor Warrants to the Luxor Parties to purchase an aggregate of 384,615 shares of our common stock at $13.00 per share at the Closing. In addition, the Convertible Notes are convertible into up to 4,615,386 shares of common stock. The shares of common stock issued upon exercise of our warrants or upon conversion of the Convertible Notes will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in our common stock was not active. Accordingly, the valuation ascribed to our common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including but not limited to, if the market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Risks Related to Our Public Warrants and the Offer to Exchange and Consent Solicitation

As a result of the shutdown of the federal government, we have determined to rely on Section 8(a) of the Securities Act to cause the registration statement of which this Prospectus/Offer to Exchange forms a part to become effective automatically. Our reliance on Section 8(a) could result in a number of adverse consequences, including the potential for a need for us to file a post-effective amendment and distribute an updated prospectus to investors, or a stop order issued preventing use of the registration statement, and a corresponding substantial stock price decline, litigation, reputational harm or other negative results.

The registration statement of which this Prospectus/Offer to Exchange forms a part is expected to become automatically effective by operation of Section 8(a) of the Securities Act on the 20th calendar day after the most recent amendment of the registration statement filed with the SEC, in lieu of the SEC declaring the registration statement effective following the completion of its review. Although our reliance on Section 8(a) does not relieve us and other parties from the responsibility for the adequacy and accuracy of the disclosure set forth in the registration statement and for ensuring that the registration statement complies with applicable requirements, use of Section 8(a) poses a risk that, after the date of this Prospectus/Offer to Exchange, we may be required to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon the Offer, if changes to the information in this Prospectus/Offer to Exchange prospectus are required, or if a stop order under Section 8(d) of the Securities Act prevents continued use of the registration statement. These or similar events could cause the trading price of our common stock to decline substantially, result in securities class action or other litigation, and subject us to significant monetary damages, reputational harm and other negative results.

The Warrant Amendment, if approved, will allow us to require that all outstanding public warrants be exchanged for common stock at a ratio 10% lower than the exchange ratio applicable to the Offer.

If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the public warrants, the Company will have the right to require holders of all public warrants that remain outstanding upon the closing of the Offer to exchange each of their public warrants for 0.162 shares of common stock. This represents a ratio of shares of common stock per public warrant that is 10% less than the exchange ratio applicable to the Offer. Although we intend to require an exchange of all remaining outstanding public warrants as a result of the approval of the Warrant Amendment, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.

Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 65% of the outstanding public warrants.

If adopted, we currently intend to require the conversion of all outstanding public warrants to common stock as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding public warrants receiving approximately 10% fewer shares than if they had tendered their public warrants in the Offer.

The exchange of public warrants for common stock will increase the number of shares eligible for future resale and result in dilution to our stockholders.

Our public warrants may be exchanged for shares of common stock pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders, although there can be no assurance that such warrant exchange will be completed or that all of the holders of the public warrants will elect to participate in the Offer. Any public warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per whole share exercise price is below the market price of our common stock. We also intend to require an exchange of all remaining outstanding public warrants assuming the approval of the Warrant Amendment. To the extent such public warrants are exchanged following the approval of the Warrant Amendment or exercised, additional shares of common stock will be issued. These issuances of common stock will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.

We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to public warrant holders.

None of us, our affiliates, the dealer managers, the exchange agent or the information agent makes any recommendation as to whether you should exchange some or all of your public warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the public warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.

There is no guarantee that tendering your public warrants in the Offer will put you in a better future economic position.

We can give no assurance as to the market price of our common stock in the future. If you choose to tender some or all of your public warrants in the Offer, future events may cause an increase in the market price of our common stock and public warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your public warrants. Similarly, if you do not tender your public warrants in the Offer, there can be no assurance that you can sell your public warrants (or exercise them for shares of common stock) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted, you may receive fewer shares than if you had tendered your public warrants in the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

The number of shares of common stock offered in the Offer is fixed and will not be adjusted. The market price of our common stock may fluctuate, and the market price of our common stock when we deliver our common stock in exchange for your public warrants could be less than the market price at the time you tender your public warrants.

The number of shares of common stock for each public warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our common stock or the public warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our common stock when we deliver common stock in exchange for your public warrants could be less than the market price at the time you tender your public warrants. The market price of our common stock could continue to fluctuate and be subject to volatility during the period of time between when we accept public warrants for exchange in the Offer and when we deliver common stock in exchange for public warrants, or during any extension of the Offer Period.

The liquidity of the public warrants that are not exchanged may be reduced.

If the Warrant amendment is approved, it is unlikely that any public warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if approved, will allow us to require that all outstanding public warrants be exchanged for common stock at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged public warrants remain outstanding, then the ability to sell such public warrants may become more limited due to the reduction in the number of public warrants outstanding upon completion of the Offer and Consent Solicitation. A more limited trading market might adversely affect the liquidity, market price and price volatility of unexchanged public warrants. If there continues to be a market for our unexchanged public warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.

THE OFFER AND CONSENT SOLICITATION

Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section entitled “Risk Factors.” Public warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been incorporated by reference herein, before making a decision regarding the Offer and Consent Solicitation.

General Terms

Until the Expiration Date, we are offering to holders of our public warrants the opportunity to receive 0.18 shares of common stock in exchange for each public warrant they hold. Holders of the public warrants tendered for exchange will not have to pay any of the exercise price for the tendered public warrants in order to receive shares of common stock pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants.

No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common stock on Nasdaq on the last trading day of the Offer Period.

As part of the Offer, we are also soliciting from the holders of the public warrants their consent to the Warrant Amendment, which, if approved, will permit the Company to require that all public warrants outstanding upon completion of the Offer be converted into shares of common stock at a ratio of 0.162 shares of common stock per public warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Warrant Amendment will permit us to eliminate all of the public warrants that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment.

Holders who tender public warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered public warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the public warrants.

You cannot tender any public warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any public warrants, you should be aware that a tender of public warrants may result in the approval of the Warrant Amendment.

The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.

You may tender some or all of your public warrants into the Offer. If you elect to tender public warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.

If you tender public warrants, you may withdraw your tendered public warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, public warrants that are not accepted by us for exchange by March 22, 2019 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.

Corporate Information

We were originally incorporated on November 19, 2008, as Leucadia Development Corporation and changed our name to Landcadia Holdings, Inc. on September 15, 2015. On November 15, 2018, we consummated the business combination with Waitr and related transactions. In connection with the business combination, we changed our name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”

Our principal executive offices are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601. Our telephone number is 1-800-661-9036. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part. Our common stock is listed on Nasdaq under the symbol “WTRH,” and the public warrants are quoted on OTC Pink under the symbol “WTRHW.”

Warrants Subject to the Offer

The public warrants were issued in connection with our IPO. Each public warrant entitles the holder to purchase one-half of one share of our common stock at a price of $5.75 per one-half share, subject to adjustment. Public warrants must be exercised for a whole share of common stock. The public warrants are quoted on OTC Pink under the symbol “WTRHW.” As of January 25, 2019, 25,000,000 public warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 4,500,000 shares of our common stock in exchange for the public warrants.

Offer Period

The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on February 22, 2019, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all public warrant holders who previously tendered public warrants will have a right to withdraw such previously tendered public warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered public warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

At the expiration of the Offer Period, the current terms of the public warrants will continue to apply to any unexchanged public warrants, or the amended terms if the Warrant Amendment is approved, until the public warrants expire by their terms on November 15, 2023.

Amendments to the Offer and Consent Solicitation

We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of common stock issued for every public warrant exchanged or by changing the terms of the Warrant Amendment.

If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent

Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

If we increase or decrease the exchange ratio of our common stock issuable upon exchange of a public warrant, the amount of public warrants sought for tender or the dealer manager’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.

Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days, and we will need to amend the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, for any material changes in the facts set forth in therein.

Partial Exchange Permitted

Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants. If you choose to participate in the Offer, you may tender less than all of your public warrants pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our common stock on Nasdaq on the last trading day of the Offer Period.

Conditions to the Offer and Consent Solicitation

The Offer and Consent Solicitation are conditioned upon the following:

•

the registration statement, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

•

no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the public warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

•

there shall not have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the public warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation, or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the public warrants; and

•

there shall not have occurred any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets; a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States; any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

The Consent Solicitation is conditioned on our receiving the consent of holders of at least 65% of the outstanding public warrants to approve the Warrant Amendment (which is the minimum number required to amend the Warrant Agreement).

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform public warrant holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

In addition, as to any public warrant holder, the Offer and Consent Solicitation is conditioned upon such public warrant holder desiring to tender public warrants in the Offer delivering to the exchange agent in a timely manner the holder’s public warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.

The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer Period. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered public warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

No Recommendation; Public Warrant Holder’s Own Decision

None of our affiliates, directors, officers or employees, or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation, is making any recommendations to any public warrant holder as to whether to exchange their public warrants and deliver their consent to the Warrant Amendment. Each public warrant holder must make its own decision as to whether to tender public warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.

Procedure for Tendering Public Warrants for Exchange and Consenting to the Warrant Amendment

Issuance of common stock upon exchange of public warrants pursuant to the Offer and acceptance by us of public warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment will be made only if public warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of public warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of public warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your public warrants will constitute a consent to the Warrant Amendment with respect to each public warrant tendered.

A tender of public warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering public warrant holder that, among other things: (i) the public warrant holder agrees to exchange the tendered public warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) the public warrant holder consents to the Warrant Agreement; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such public warrant holder is voluntarily participating in the Offer; (v) the future value of our public warrants is unknown and cannot be predicted with certainty; and (vi) such public warrant holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment.

Registered Holders of Public Warrants; Beneficial Owners of Public Warrants

For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name public warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the public warrants.

Persons whose public warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those public warrants but are “beneficial owners.” Beneficial owners cannot directly tender public warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender public warrants for exchange on behalf of the beneficial owner. See “— Required Communications by Beneficial Owners.”

Tendering Public Warrants Using Letter of Transmittal and Consent

A registered holder of public warrants may tender public warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal is to be used only if delivery of public warrants is to be made by book-entry transfer to the exchange agent’s account at DTC pursuant to the procedures set forth in “— Tendering Public Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such public warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of public warrants, unless you intend to tender those public warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.

In order for public warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the public warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the public warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.

In the Letter of Transmittal and Consent, the tendering registered public warrant holder must set forth: (i) its name and address; (ii) the number of public warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” See “— Signature Guarantees.”

If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered public warrants (for example, if the registered holder has assigned the public warrants to a third-party), or if our shares of common stock to be issued upon exchange of the tendered public warrants are to be issued in a name other than that of the registered holder of the tendered public warrants, the tendered public warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the public warrants, with the signature(s) on the public warrants or assignment documents guaranteed by an Eligible Institution.

Any public warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of common stock in exchange for such public warrants as part of the completion of the Offer.

Signature Guarantees

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the public warrants tendered therewith exactly as the name of the registered holder appears on such public warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent; or (ii) such public warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”

Required Communications by Beneficial Owners

Persons whose public warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those public warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender public warrants on their behalf. Your broker, dealer, commercial bank, trust company or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver public warrants on your behalf.

Tendering Public Warrants Using Book-Entry Transfer

The exchange agent has established an account for the public warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of public warrants by causing DTC to transfer such public warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of public warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” must be followed.

DTC participants desiring to tender public warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent. DTC will verify the acceptance and execute a book-entry delivery of the tendered public warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the public warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that our company may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.

Any public warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of common stock in exchange for such public warrants as part of the completion of the Offer.

Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the Exchange Agent. See “— Timing and Manner of Deliveries.”

Guaranteed Delivery Procedures

If a registered holder of public warrants desires to tender its public warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its public warrants if all the following conditions are met:

•	the tender is made by or through an Eligible Institution;

•

the exchange agent receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•

a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all public warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within two days that Nasdaq is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of public warrants pursuant to the Offer, the issuance of common stock for those public warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.

Timing and Manner of Deliveries

UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, PUBLIC WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH PUBLIC WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.

ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED PUBLIC WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE

EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING PUBLIC WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of public warrants will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of public warrants that we determine are not in proper form or reject tenders of public warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular public warrant, whether or not similar defects or irregularities are waived in the case of other tendered public warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice.

Fees and Commissions

Tendering public warrant holders who tender public warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager or any brokerage commissions. Beneficial owners who hold public warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering public warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of public warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our common stock is to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered public warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the public warrants tendered by such holder.

Withdrawal Rights

By tendering public warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of public warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your public warrants. A valid withdrawal of tendered public warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of public warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered public warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that public warrants that are not accepted by us for exchange on or prior to March 22, 2019 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.

To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the public warrants for which tenders are to be withdrawn and the number of public warrants to be withdrawn. If the public warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such public warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering public warrant holder). A withdrawal may not be cancelled, and public warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, public warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section entitled “— Procedure for Tendering Public Warrants for Exchange” at any time prior to the Expiration Date.

A beneficial owner of public warrants desiring to withdraw tendered public warrants previously delivered through DTC should contact the DTC participant through which such owner holds its public warrants. In order to withdraw public warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered public warrant only if such withdrawal complies with the provisions described in this paragraph.

A holder who tendered its public warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the public warrant holder who tendered the public warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section entitled “— Procedure for Tendering Public Warrants for Exchange — Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the public warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior public warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the public warrant holder, and notice of withdrawal must be timely received by the exchange agent.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Acceptance for Issuance of Shares

Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange public warrants validly tendered until the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on February 22, 2019, or such later time and date to which we may extend. Our common stock to be issued upon exchange of public warrants pursuant to the Offer, along with written notice from Exchange Agent confirming the balance of any public warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, public warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered public warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.

For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange public warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the public warrant holder of our non-acceptance.

Announcement of Results of the Offer and Consent Solicitation

We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered public warrants for exchange, as promptly as practicable following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we file with the SEC in connection with the Offer and Consent Solicitation.

Background and Purpose of the Offer and Consent Solicitation

The Board approved the Offer and Consent Solicitation on January 4, 2019. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the public warrants, thereby providing us with more flexibility for financing our operations in the future. The public warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of common stock in exchange for such public warrants pursuant to the Offer.

Agreements, Regulatory Requirements and Legal Proceedings

Other than as set forth under the sections entitled “The Offer and Consent Solicitation — Interests of Directors, Executive Officers and Others,” “The Offer and Consent Solicitation — Transactions and Agreements Concerning Our Securities” there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.

Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.

There are no pending legal proceedings relating to the Offer and Consent Solicitation.

Interests of Directors, Executive Officers and Others

We do not beneficially own any of the public warrants.

Luxor Capital, which is a lender under our Credit Agreement and a holder of Convertible Notes, Luxor Warrants and shares of our common stock, is the also beneficial owner of 2,056,650 public warrants and has indicated to us that it intends to tender such warrants pursuant to the Offer. Jonathan Green, a member of our board of directors, is an employee of Luxor Capital and is a beneficial owner of 748,582 public warrants held by Luxor Capital. In addition, David Pringle, our Chief Financial Officer, is the beneficial owner of 100 public warrants and has indicated to us that he intends to tender such warrants pursuant to the Offer. None of our other directors, executive officers or affiliates beneficially owns any public warrants as of the date of this Offer and Consent Solicitation.

The following table lists the public warrants beneficially owned by our directors, executive officers and other affiliates or related persons as of January 25, 2019:

Name	Aggregate Number of Public Warrants Beneficially Owned	Percentage of Public Warrants Beneficially Owned(1)
David Pringle	100	*
Jonathan Green(2)	748,582	3.0%
Luxor Capital Group, LP(2)	2,056,650	8.2%

*	Represents beneficial ownership of less than 1%.
(1)	Determined based on 25,000,000 public warrants outstanding as of January 25, 2019.
(2)

The public warrants beneficially owned by Luxor Capital are held directly by investment funds affiliated with Luxor Capital (the “Luxor Funds”). In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor Funds, may be deemed to beneficially own 748,582 public warrants held by such fund. Christian Leone, as a controlling person of Luxor Capital, may be deemed a beneficial owner of all the public warrants owned by Luxor Capital, and Jonathan Green, as a controlling person of the general partner of one of the Luxor Funds, may be deemed the beneficial owner of the public warrants to be owned by such fund. Mr. Leone and Mr. Green disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Luxor Capital, the Luxor Funds, Mr. Leone and Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

Market Information, Dividends and Related Stockholder Matters

Market Information of Common Stock and Public Warrants

Our common stock is listed on Nasdaq under the symbol “WTRH,” and the public warrants are quoted on OTC Pink under the symbol “WTRHW.” Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of January 22, 2019 there were approximately 465 holders of record of common stock. These figures do not include the number of persons whose securities are held in nominee or “street” name accounts through brokers.

Dividends

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Source and Amount of Funds

Because this transaction is an offer to holders to exchange their existing public warrants for our common stock, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering public warrant holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions and the payment of cash in lieu of fractional shares will be approximately $1.1 million. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses and other related amounts from our cash on hand.

Exchange Agent

Continental Stock Transfer & Trust Company has been appointed the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each holder of the public warrants, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Morrow Sodali LLC has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.

Dealer Manager

We have retained Jefferies LLC to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this Prospectus/Offer to Exchange.

JFG is the parent company of Jefferies LLC, the dealer manager for this Offer and Consent Solicitation. JFG is the beneficial owner of 638,561 public warrants and has indicated to us that it intends to tender such warrants pursuant to the Offer.

The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.

In particular, Jefferies was an underwriter in our IPO. Richard Handler, Chief Executive Officer and President of Jefferies, serves as Co-Chairman and President of the Company prior to the business combination. Upon consummation of the business combination, the underwriters of our IPO received $8,750,000 of deferred underwriting commission, of which Jefferies was entitled to $3,718,750.

Furthermore, Jefferies was engaged by the Company as financial and capital markets advisors to the Company in connection with the business combination. The Company paid Jefferies an aggregate fee of $4,500,000 in connection with its services as financial advisor. In addition, under the terms of Jefferies’ engagement, the Company reimbursed Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, such engagement.

Jefferies was also engaged by the Company to act as its placement agent with respect to the Debt Financings. The Company paid Jefferies a fee of $1,700,000 at the Closing, reimbursed all out-of-pocket expenses (including fees and expenses of its counsel, and the fees and expenses of any other independent experts retained by Jefferies) incurred by Jefferies and its designated affiliates, and agreed to indemnify Jefferies and related parties against liabilities relating to or arising out of its engagement as placement agent.

In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of the Company, including public warrants, and, to the extent that the dealer manager or its affiliates own public warrants during the Offer and Consent Solicitation, they may tender such public warrants under the terms of the Offer and Consent Solicitation.

Fees and Expenses

The expenses of soliciting tenders of the public warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.

You will not be required to pay any fees or commissions to us, the dealer manager, the exchange agent or the information agent in connection with the Offer and Consent Solicitation. If your public warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your public warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Transactions and Agreements Concerning Our Securities

Other than as set forth below and (i) in the sections of this Prospectus/Offer to Exchange and “Description of Capital Stock,” (ii) the description of certain relationships and related transactions included in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transaction,” (iii) the sections entitled “Registration Rights Agreement,” “Consulting Agreements” and “Indemnification Agreements” in Item 1.01 of our Current Report on Form 8-K filed on November 21, 2018, and (iv) as set forth in our Charter, there are no agreements, arrangements or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.

Neither we, nor any of our directors, executive officers or controlling persons, or any executive officers, directors, managers or partners of any of our controlling persons, has engaged in any transactions in our public warrants in the last 60 days.

Plans

Except as described in the sections of this Prospectus/Offer to Exchange entitled “Risk Factors” and “The Offer and Consent Solicitation,” neither the Company, nor any of its directors, executive officers, or controlling persons, or any executive officers, directors, managers or partners of its controlling persons, has any plans, proposals or negotiations that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of us or any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

except as described below, any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	any class of our equity securities to be delisted from Nasdaq;

•

any class of our equity securities becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act (except to the extent the results of the Offer and Consent Solicitation impact such eligibility with respect to the public warrants);

•	the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition or disposition by any person of our securities; or

•	any changes in our Charter or other governing instruments or other actions that could impede the acquisition of control of our company.

Registration Under the Exchange Act

The public warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the public warrants. We currently do not intend to deregister the public warrants, if any, that remain outstanding after completion of the Offer and Consent Solicitation. Notwithstanding any termination of the registration of our public warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our common stock.

Accounting Treatment

The public warrants are not currently reflected on our consolidated balance sheet. We will account for the exchange of public warrants as a common stock issuance for no additional value. The par value of each share of common stock issued in the Offer will be recorded as a credit to common stock and a debit to additional paid-in capital. Any cash paid in lieu of fractional shares will be recorded as a credit to cash and a debit to additional paid-in capital. The Offer will not modify the current accounting treatment for the un-exchanged public warrants.

Absence of Appraisal Or Dissenters’ Rights

Holders of the public warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Consequences

General

Subject to the limitations and qualifications stated herein, this discussion sets forth a summary of material U.S. federal income tax consequences of the receipt of common stock in exchange for the public warrants pursuant to the Offer, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, and the ownership and disposition of common stock. The discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. We cannot assure you that a change in law will not alter significantly the tax consequences described in this summary. We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service, or the IRS, regarding the matters discussed below, and as a result, there can be no assurance that the IRS or the courts will agree with any of the conclusions stated in this description. This description assumes that holders hold the public warrants, and will hold our common stock received upon exchange of the public warrants, as capital assets (generally, property held for investment). This description does not address all of the tax consequences that might be relevant to a holder’s particular circumstances and does not address the tax consequences to any special class of holder, including without limitation, holders of (directly, indirectly or constructively) 10% or more of our common stock, dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, tax exempt organizations, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold common stock or public warrants that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle conversion or “integrated” transaction, persons holding common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, certain U.S. expatriates, “controlled foreign corporations” within the meaning of Section 957(a) of the code, “passive foreign investment companies” within the meaning of Section 1297(a) of the Code, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an applicable financial statement, investment funds and their investors, and U.S. holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds common stock or public warrants, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the nature of the activities of the partnership. A holder that is a partnership, and the partners in such partnerships, should consult its tax advisors regarding the tax consequences of the receipt of common stock in the exchange, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, and the ownership and disposition common stock received in the exchange.

This description does not address the tax consequences arising under the laws of any foreign, state, or local tax jurisdiction. Moreover, except to the extent specifically set forth below, this description does not address the U.S. federal estate and gift tax, or alternative minimum tax, or other non-income tax consequences of the ownership and disposition of common stock received upon exchange of the public warrants.

This description is for general information only and is not tax advice. It is not intended to constitute a complete description of all tax consequences for holders relating to the exchange of public warrants for our common stock, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, or relating to the ownership and disposition of our common stock. You are urged to consult with your tax advisor regarding the U.S. federal income tax consequences of the receipt of common stock in exchange for the public warrants, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, and of the ownership and disposition of such common stock, applicable in your particular situation, as well as any consequences under the U.S. federal estate or gift tax, the U.S. federal alternative minimum tax, or under the tax laws of any state, local, foreign, or other taxing jurisdiction.

Tax Consequences to U.S. Holders

Subject to the limitations stated above, the following description addresses material U.S. federal income tax consequences of the receipt of common stock in exchange for the public warrants, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, and of the ownership and disposition of our common stock, that are expected to apply if you are a U.S. holder of the public warrants or our common stock. For this purpose, you are a “U.S. holder” if you are:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Exchange of Public Warrants for Common Stock

For those holders of public warrants participating in the Offer and for any holders of public warrants subsequently exchanged for common stock pursuant to the terms of the Warrant Amendment, we intend to treat your exchange of public warrants for our common stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) you should not recognize any gain or loss on the exchange of public warrants for shares of our common stock, (ii) your aggregate tax basis in the shares received in the exchange should equal your aggregate tax basis in your public warrants deemed to be surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the Offer), and (iii) your holding period for the shares received in the exchange should include your holding period for the surrendered public warrants. Special tax basis and holding period rules apply to holders that acquired different blocks of public warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances. Any cash you receive in lieu of a fractional share of our common stock pursuant to the Offer should generally result in gain or loss to you equal to the difference between the cash received and your tax basis in the fractional share. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of public warrants for our common stock, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. If our treatment of the exchange of public warrants for our common stock were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of common stock described below under “Tax Consequences to U.S. Holders — Ownership and Disposition of Common Stock” and exchanging non-U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of common stock described below under “Tax Consequences to Non-U.S. Holders — Ownership and Disposition of Common Stock.”

Although we believe the exchange of public warrants for common stock pursuant to the Offer is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer as the issuance of common stock to an exchanging holder having a value in excess of the public warrants surrendered by such holder, such excess value could be viewed as a fee received in consideration for consenting to the Warrant Amendment (which fee may be taxable to you) or a constructive dividend under Section 305 of the Code. Although not free from doubt, it is expected that such constructive dividend, if any, should be considered a dividend of common stock on common stock, which generally should be nontaxable.

If you exchange public warrants for our common stock pursuant to the Offer, and if you hold five percent or more of our common stock prior to the exchange, or if you hold public warrants and other securities of ours prior to the exchange with a tax basis of $1 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, prior to the exchange, of the public warrants transferred in the exchange and your tax basis, prior to the exchange, in our common stock or securities), and to maintain permanent records containing such information.

Although the issue is not free from doubt, we intend to treat all public warrants not exchanged for common stock in the Offer as having been exchanged for “new” public warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of public warrants for “new” public warrants, (ii) your aggregate tax basis in the “new” public warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing public warrants surrendered in the exchange, and (iii) your holding period for the “new” public warrants deemed to be received in the exchange should include your holding period for the surrendered public warrants. Special tax basis and holding period rules apply to holders that acquired different blocks of public warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.

Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of public warrants for “new” public warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. If our treatment of the deemed exchange of public warrants for “new” public warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of common stock described below under “Tax Consequences to U.S. Holders — Ownership and Disposition of Common Stock” and exchanging non-U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of common stock described below under “Tax Consequences to Non-U.S. Holders — Ownership and Disposition of Common Stock.”

Ownership and Disposition of Common Stock

Dividends. We do not anticipate paying dividends on our common stock. Distributions of cash or property that we pay on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in your gross income as ordinary dividend income when actually or constructively received by you. Distributions in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain from the sale or exchange of our common stock.

Dividends received by a non-corporate U.S. holder, including an individual, will qualify for the lower rates of tax applicable to “qualified dividend income,” provided that (1) the non-corporate U.S. holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and (2) the non-corporate U.S. holder has not elected to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends if the non-corporate U.S. holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property. You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to our common stock, as well as the effect of any change in applicable law.

If you are a corporate U.S. holder, dividends you receive with respect to our common stock will be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations, subject to applicable limitations.

Sale or Exchange. Upon a sale or other taxable disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the disposition and (ii) your adjusted tax basis for our common stock. The capital gain or loss will be long-term capital gain or loss if you held our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Tax on Net Investment Income

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder who is an individual, estate or trust with adjusted gross income that exceeds a threshold amount. For these purposes, dividends received with respect to our common stock, and gains or losses realized from the taxable disposition of our common stock, will generally be taken into account in computing your net investment income. Each U.S. holder that is an individual, estate or trust should consult its own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of common stock.

Information Reporting and Backup Withholding

Unless an exception applies, information reporting to the IRS generally will be required with respect to payments on common stock and proceeds of the sale, exchange, redemption or other disposition of common stock paid to U.S. holders, other than corporations and other exempt recipients. Backup withholding, currently at the rate of 24%, may apply to those payments if such a holder fails to provide an accurate taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is timely and properly furnished to the IRS. In addition, certain U.S. holders who are individuals that hold certain foreign financial assets (which may include common stock), or who have a beneficial interest in or signatory authority over certain foreign financial accounts, are required to report information relating to such assets or accounts, subject to certain exceptions. You should consult your own tax advisor regarding the application of the information reporting and backup withholding requirements to your particular situation.

Tax Consequences to Non-U.S. Holders

Subject to the limitations stated above, the following description addresses material U.S. federal income tax consequences of the receipt of common stock in exchange for the public warrants, the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, and of the ownership and disposition of our common stock, that are expected to apply if you are a non-U.S. holder of the public warrants or our common stock. For this purpose, you are a “non-U.S. holder” if you are an individual, corporation, estate, or trust that is not a U.S. holder as defined above. Special rules may apply to certain non-U.S. holders who are individuals present in the United States for 183 days or more in the taxable year of disposition (but who are not U.S. residents).

Exchange of Public Warrants for Common Stock

Your exchange of public warrants for our common stock pursuant to the Offer, and the deemed exchange of public warrants not exchanged for common stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, should generally have the same tax consequences as described above for U.S. holders. Assuming you are not engaged the conduct of a trade or business within the U.S., capital gain or loss you recognize with respect to the receipt of cash in lieu of fractional shares should not be subject to U.S. federal income tax, and you should not be required to make any U.S. federal income tax filings solely on account of the exchange of public warrants for our common stock or the receipt of cash in lieu of fractional shares of common stock.

Ownership and Disposition of Common Stock

Dividends. Any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of our common stock, which will be treated as described under “Tax Consequences to Non-U.S. Holders-Ownership and Disposition of Common Stock-Sale or Exchange” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale or Exchange. Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, attributable to a fixed base or permanent establishment maintained by the non-U.S. holder in the United States; or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed a U.S. federal income tax return with respect to such losses.

Dividends and gains that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

In general, dividends you receive with respect to our common stock, and any U.S. federal withholding tax withheld with respect to those dividends, are reported to the IRS and to you, regardless of whether withholding is reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be provided under the provisions of a specific tax treaty, or under the provisions of a tax information exchange agreement, to the tax authorities in the country in which you reside or are established. Amounts you receive from of a sale or other disposition of our common stock effected through the U.S. office of any broker (as defined in applicable U.S. Treasury Regulations) or from a sale or other disposition conducted outside the United States through certain U.S.-related brokers, are also reported to the IRS and to you.

You will generally be exempt from backup withholding on dividends and other amounts you receive with respect to our common stock if you provide a certification (on an applicable IRS Form W-8) or proof of exempt status as described above with respect to U.S. federal income tax withholding. Any amounts withheld under the backup withholding rules from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information or returns to the IRS.

Exchange Agent

The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Facsimile: (212) 616-7616

Additional Information; Amendments

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that public warrant holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.

We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform public warrant holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful.

Our Board recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and public warrant holders should consult with personal advisors if they have questions about their financial or tax situation.

We are subject to the information requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form S-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: WTRH.info@morrowsodali.com

We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to public warrant holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this Prospectus/Offer to Exchange forms a part.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of January 22, 2019, there were 62,717,095 shares of common stock outstanding, held of record by approximately 465 holders, no shares of preferred stock outstanding, 25,000,000 public warrants outstanding held of record by approximately one holder and four Luxor Warrants held by four holders, and four Convertible Notes held by four holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

We have not paid any cash dividends on our common stock to date. Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the post-combination company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) generally serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Public Warrants

Each public warrant entitles the registered holder to purchase one-half of one share of our common stock at a price of $5.75 per one-half share, subject to adjustment as discussed below. Public warrants must be exercised for a whole share of common stock. For example, if a warrant holder holds two public warrants, such warrants will be exercisable for one share of common stock. The public warrants will expire November 15, 2023 after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a public warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. A registration statement for the registration of the shares of common stock issuable upon exercise of the public warrants was filed on December 7, 2018 but is not yet effective. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the public warrants were initially offered by us in our IPO.

Once the warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of common stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of common stock under the blue sky laws of the state of residence in those states in which the public warrants were initially offered by us in our IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement relating to our IPO, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their public warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of public warrants must sell any odd number of public warrants in order to obtain full value from the fractional interests that will not be issued.

Luxor Warrants

In connection with the Debt Facility, we issued four Luxor Warrants to the lenders under the Debt Facility, exercisable for 384,615 shares of common stock. The Luxor Warrants became exercisable after the consummation of the business combination and (i) will expire four (4) years from the Closing Date, (ii) have an exercise price of $13.00 per share, and (iii) include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares. Holders of the Luxor Warrants have customary registration rights with respect to the shares underlying the Luxor Warrants. In addition, the Company is required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants has not been filed by December 15, 2018, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due. We filed a registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants on December 7, 2018, and such registration statement is not yet effective.

Convertible Notes

On November 15, 2018, in connection with the business combination, we entered into the Convertible Notes Agreement, pursuant to which we issued unsecured convertible promissory notes to the Luxor Parties in the aggregate principal amount of $60,000,000. The Convertible Notes bear interest at 1.0% per annum, paid quarterly in cash, and will mature four years from the date of the Closing, unless earlier converted at the election of the holder. Upon maturity, the outstanding Convertible Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common stock, at the holder’s election.

At any time at the holder’s election, each Convertible Note may be converted in whole or in part into shares of common stock at a rate of $13.00 per share (subject to a 9.9% conversion cap). The Convertible Notes include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares, and the shares issuable upon their conversion have certain registration rights.

We may only prepay the Convertible Notes with the consent of the holders of at least a majority-in-interest of the outstanding Convertible Notes.

Our payment obligations on the Convertible Notes are not guaranteed. The Convertible Notes Agreement contains negative covenants, affirmative covenants, representations and warranties and events of default that are substantially similar to those that are set forth in the Credit Agreement and applicable to Merger Sub (except those that relate to collateral and related security interests, which are not contained in the Convertible Notes Agreement or otherwise applicable to the Convertible Notes).

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our public warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. The affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors is required to remove a director.

In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our Charter also requires the approval by affirmative vote of the holders of at least seventy-five percent (75%) of our common stock for stockholders to make any amendment to key provisions of our Charter or Bylaws. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While the Company was formed as a shell company, upon the consummation of the business combination, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

We have agreed, as soon as practicable, but in no event later than 15 business days after the Closing, to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. A registration statement for the registration of the shares of common stock issuable upon exercise of the public warrants was filed on December 7, 2018 but is not yet effective. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the public warrants were initially offered by us in our IPO.

On November 15, 2018, in connection with the business combination, we entered into that certain amended and restated registration rights agreement, dated as of November 15, 2018 (the “A&R Registration Rights

Agreement”), with the Sponsors and the investors named on the signature pages thereto (collectively, the “Waitr Investors”) that amends and restates that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provides certain registration rights to the Waitr Investors and provides that we will, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the outstanding shares of Class F common stock, and (ii) our shares issued to Waitr securityholders at the Closing. Subject to certain exceptions, we will bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).

On November 15, 2018, in connection with the business combination, we also entered into that certain registration rights agreement, dated as of November 15, 2018 (the “Luxor Registration Rights Agreement”), with the Luxor Parties. The Luxor Registration Rights Agreement provides certain registration rights to the Luxor Parties and provides that we will, not later than December 15, 2018, file a registration statement covering (i) the Luxor Warrants and the shares of common stock issuable upon conversion of the Luxor Warrants and (ii) the shares of common stock issuable upon conversion of the Convertible Notes. On December 7, 2019, we filed a registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants. Such registration statement is not yet effective. Subject to certain exceptions, we will bear all Registration Expenses (as defined in the Luxor Registration Rights Agreement). We also entered into a letter agreement on November 15, 2018 with the Luxor Parties providing that lenders under the Convertible Notes Agreement holding Term Loan Exposure (as defined in the Convertible Notes Agreement) representing more than 50% of the aggregate Term Loan Exposure of all lenders may require us to (i) exchange all or any portion of their Notes for new convertible notes of the Company issued pursuant to an indenture that complies with the Trust Indenture Act of 1939, as amended, and (ii) register the resale of such new notes.

On January 17, 2019, in connection with the closing (the “Bite Squad Closing”) of the Bite Squad Merger, the Company entered into a registration rights agreement (the “Bite Squad Registration Rights Agreement”) with the investors named on the signature pages thereto (collectively, the “Bite Squad Investors”). The Registration Rights Agreement provides certain registration rights to the Bite Squad Investors and provides that the Company will, not later than 30 days after the Bite Squad Closing, file a registration statement covering the shares of common stock issued to former securityholders of Bite Squad at the Bite Squad Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Bite Squad Registration Rights Agreement).

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “WTRH,” and our public warrants are quoted on OTC Pink under the symbol “WTRHW.”

LEGAL MATTERS

The validity of our common stock covered by this Prospectus/Offer to Exchange has been passed upon for us by Winston & Strawn LLP, New York, New York. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by White & Case LLP.

EXPERTS

The consolidated financial statements of Waitr Incorporated as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017 incorporated by reference herein have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Landcadia as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The financial statements of Bite Squad as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016 incorporated by reference in this Registration Statement on Form S-4 have been audited by RSM US LLP, independent auditor, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus/Offer to Exchange is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

THIS PROSPECTUS/OFFER TO EXCHANGE INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this Prospectus/Offer to Exchange by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This Prospectus/Offer to Exchange incorporates by reference the documents set forth below that have been previously filed with the SEC (File No. 001-37788); provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

•

our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 6, 2018, respectively;

•

our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2018, May 17, 2018, May 31, 2018, June 1, 2018, August 23, 2018, October 3, 2018, November 1, 2018, November 16, 2018, November 21, 2018, December 7, 2018, December 12, 2018, December 19, 2018, January 18, 2019 and January 25, 2019 (including Item 7.01 thereof and Exhibit 99.4 thereto);

•

our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on November 1, 2018 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•

the description of our shares of common stock and warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on May 24, 2016 and amended on November 19, 2018, including any amendment or report filed for the purpose of updating such description.

We hereby further incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this Prospectus/Offer to Exchange until the termination of the Offer and after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this Prospectus/Offer to Exchange is a part (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K (or portions thereof) that are “filed” with the SEC, as well as proxy statements.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Waitr Holdings Inc.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

1-800-661-9036

Annex A

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of [●], 2019 by and between Waitr Holdings Inc., a Delaware corporation (f/k/a Landcadia Holdings Inc.) (the “Company”) and Continental Stock Transfer & Trust Company, a New York Corporation (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of May 25, 2016 (the “Existing Warrant Agreement”), between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 65% of the then outstanding Public Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Public Warrants to exchange all of the outstanding Public Warrants for shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than 65% of the then outstanding Public Warrants consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.	Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Public Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the outstanding Public Warrants, as described in Section 6A.2 below, for shares of Common Stock, at the exchange rate of 0.162 shares of Common Stock for each Public Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). In lieu of issuing fractional shares, any holder of Public Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by [            ].1

6A.2 Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange all of the Public Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the registered holders of the Public Warrants at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.

[1]

This will be the last sale price of our common stock on Nasdaq on the last trading day of the Offer Period (as defined in the Registration Statement on Form S-4 filed with the SEC on January 25, 2019).

6A.3 Exercise After Notice of Exchange. The Public Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Public Warrants shall have no further rights except to receive, upon surrender of the Public Warrants, the Consideration.”

2.	Miscellaneous Provisions.

2.1 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2 Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3 Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.4 Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5 Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

WAITR HOLDINGS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

WAITR HOLDINGS INC.

Offer to Exchange Warrants to Acquire Shares of Common Stock

of

Waitr Holdings Inc.

for

Shares of Common Stock of Waitr Holdings Inc.

and

Consent Solicitation

PRELIMINARY PROSPECTUS

The Exchange Agent for the Offer and the Consent Solicitation is:

Continental Stock Transfer & Trust Company

By Mail

Continental Stock Transfer & Trust Company

Attn: Compliance Department

1 State Street, 30th Floor

New York, NY 10004

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.

The Information Agent for the Offer and Consent Solicitation is:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: WTRH.info@morrowsodali.com

The Dealer Manager for the Offer and the Consent Solicitation is:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Toll-Free: 1-877-547-6340

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant expects to enter into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form S-4 (certain documents have been previously filed with the SEC pursuant to the Exchange Act by the Registrant (Commission File Number 001-37788):

Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger, dated as of May 16, 2018, by and between the Registrant, Landcadia Merger Sub Inc. and Waitr Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on May 17, 2018).

2.2	Agreement and Plan of Merger, dated as of December 11, 2018, by and between the Company, Wingtip Merger Sub Inc. and Waitr Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

Exhibit Number	Exhibit Title

2.3	Stock Purchase Agreement, dated as of December 11, 2018, by and among the Registrant, Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. and BiteSquad.com, LLC (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A/A (File No. 001-37788) filed by the Company on November 19, 2018).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.3	Warrant Agreement, dated May 25, 2016, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on June 1, 2016).

4.4	Form of Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

5.1*	Opinion of Winston & Strawn LLP.

8.1*	Tax Opinion of Winston & Strawn LLP.

10.1*	Form of Dealer Manager Agreement.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Moss Adams LLP.

23.3*	Consent of RSM US LLP.

23.5*	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to the Registration Statement).

23.6*	Consent of Winston & Strawn LLP (included in Exhibit 8.1 to the Registration Statement).

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

99.1*	Form of Letter of Transmittal and Consent.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Filed herewith.

Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Charles, State of Louisiana, on January 25, 2019.

WAITR HOLDINGS INC.

/s/ David Pringle
Name: David Pringle
Title: Chief Financial Officer and Secretary

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Christopher Meaux and David Pringle and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Waitr Holdings Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Christopher Meaux Christopher Meaux	Chief Executive Officer and Chairman (Principal Executive Officer)	January 25, 2019

/s/ David Pringle David Pringle	Chief Financial Officer (Principal Financial Officer)	January 25, 2019

/s/ Karl Meche Karl Meche	Chief Accounting Officer (Principal Accounting Officer)	January 25, 2019

/s/ Tilman J. Fertitta Tilman J. Fertitta	Director	January 25, 2019

/s/ Scott Fletcher Scott Fletcher	Director	January 25, 2019

/s/ Jonathan Green Jonathan Green	Director	January 25, 2019

/s/ Joseph LeBlanc Joseph LeBlanc	Director	January 25, 2019

/s/ Kian Salehi-Moshaei Kian Salehi-Moshaei	Director	January 25, 2019

/s/ Steven L. Scheinthal Steven L. Scheinthal	Director	January 25, 2019

/s/ William Gray Stream William Gray Stream	Director	January 25, 2019